As filed with the Securities and Exchange Commission on May 9, 1997
                                                     Registration No. 333-18819

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VISUAL DATA CORPORATION
                 (Name of Small Business Issuer in its Charter)

          FLORIDA                          2741                  65-0420146
          -------                          ----                  ----------
(State or jurisdiction of            (Primary Standard        (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                        Code Number)

    1600 S. DIXIE HIGHWAY, SUITE 3A, BOCA RATON, FLORIDA 33432 (561) 367-8505
--------------------------------------------------------------------------------
              (Address and telephone number of principal executive
                    offices and principal place of business)

                           RANDY S. SELMAN, PRESIDENT
                             VISUAL DATA CORPORATION
                         1600 S. DIXIE HIGHWAY, SUITE 3A
                            BOCA RATON, FLORIDA 33432
                                 (561) 367-8505
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                                    DALE S. BERGMAN, P.A.
     CHARLES B. PEARLMAN, ESQ.                      LINDA C. FRAZIER, ESQ.
 ATLAS, PEARLMAN, TROP & BORKSON, P.A.                BROAD AND CASSEL
200 EAST LAS OLAS BOULEVARD, SUITE 1900     201 SOUTH BISCAYNE BOULEVARD, SUITE 3000
    FORT LAUDERDALE, FLORIDA 33301                   MIAMI, FLORIDA 33131
           (954) 763-1200                                (305)373-9400


Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [x]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
CLASS OF SECURITIES             AMOUNT TO        OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
 TO BE REGISTERED             BE REGISTERED       SHARE OR WARRANT             PRICE(1)           REGISTRATION FEE
 ----------------             -------------       ----------------        ------------------      ----------------
Common Stock
 (par value
 $.0001 per  share)             1,000,000            $  6.00                $  6,000,000               $ 1,818

Warrants                        1,150,000            $   .10                $    115,000                    35

Common Stock
 (par value
 $.0001 per share)(2)(3)        1,150,000            $  6.00                $  6,900,000                 2,091

Underwriters'
 Warrants (4)(5)                  100,000                 --                          --                    --

Common Stock
 (par value $.0001 per share)
 included in Underwriters'
 Warrants(5)                      100,000            $  7.20                $    720,000                   218

Warrants included in the
 Underwriters' Warrants(5)        100,000            $   .12                $     12,000                     4

Common Stock
(par value $.0001 per share)
 underlying warrants included
in Underwriters' Warrants(3)      100,000            $  8.64                $    864,000                   262

Common Stock
(par value
 $.0001 per share(6)(7)         1,207,680            $  6.00                $  7,246,080               $ 2,196

TOTAL........................................................................................          $ 6,624

------------
1. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

2. Represents shares of Common Stock issuable upon the exercise of the Warrants.

3. Pursuant to Rule 416, there is also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants and/or the Underwriters' Warrants.

4.       No fee required pursuant to Section 457(g) of the Securities Act.

5. Includes 100,000 shares of Common Stock, 100,000 Warrants and 100,000 shares of Common Stock underlying the Warrants. See "Underwriting."

6. Includes 150,000 shares of Common Stock which may be purchased by the Underwriters from certain members of management of the Company to cover over-allotments, if any. See "Concurrent Offering" and "Underwriting."

7. The Company will receive no proceeds from the re-sale of these shares. See "Concurrent Offering" and "Underwriting."

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                             VISUAL DATA CORPORATION

                                -----------------
              CROSS REFERENCE SHEET FOR PROSPECTUS UNDER FORM SB-2

       FORM SB-2 ITEM NO. AND CAPTION                 CAPTION OR LOCATION IN PROSPECTUS
1.   Front of Registration Statement             Outside Front Cover Page; Cross Reference
     and Outside Front Cover of Prospectus       Sheet; Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover         Inside Front and Outside Back
     Pages of Prospectus                         Cover Pages

3.   Summary Information and                     Prospectus Summary; Risk Factors
     Risk Factors

4.   Use of Proceeds                             Use of Proceeds

5.   Determination of Offering Price             Cover Page; Risk Factors; Underwriting

6.   Dilution                                    Dilution

7.   Selling Security Holders                    Concurrent  Offering;  Selling Security
                                                 Holders(1): Plan of Distribution(1)
8.   Plan of Distribution

9.   Legal Proceedings                           Business - Legal Proceedings

10.  Directors, Executive Officers               Management
     Promoters and Control Persons

11.  Security Ownership of Certain               Principal Shareholders; Management
     Beneficial Owners and Management

12.  Description of Securities                   Description of Securities

13.  Interest of Named Experts and Counsel       Legal Matters; Experts

14.  Disclosure of Commission                    Management - Limitation of Liability;
     Position on Indemnification for             Underwriting; Management - Indemnification
     for Securities Act Liabilities              of Officers and Directors

15.  Organization within Last Five Years         Business

16.  Description of Business                     Business



FORM SB-2 ITEM NO. AND CAPTION                                CAPTION OR LOCATION IN PROSPECTUS
15.   Management's Discussion                    Management's Discussion and Analysis of
      and Analysis or Plan of                    Financial Condition and Results of Operations;
      Operation                                  Business

16.   Description of Property                    Business

17.   Certain Relationships and                  Certain Relationships and
      Related Transactions                       Related Transactions

18.   Market for Common Equity and               Risk Factors; Dividend Policy; Description of
      Related Shareholder Matters                Securities; Shares Eligible for Future Sale

19.   Executive Compensation                     Management - Executive Compensation

20.   Financial Statements                       Financial Statements

21.   Changes in and Disagreements with          Not Applicable
      Accountants on Accounting and
      Financial Disclosure

(1) Set forth on the alternate pages for the Selling Security Holders' Prospectus included herewith.

                                EXPLANATORY NOTE


This Registration Statement covers the registration of the sale of: (i) up to 1,000,000 shares of Common Stock, $.0001 par value ("Common Stock"), and 1,000,000 redeemable common stock purchase warrants ("Warrants") of Visual Data Corporation, a Florida corporation (the "Company"), for sale by the Company in an underwritten public offering; (ii) up to an additional 150,000 Warrants to cover over-allotments as to the Warrants in the underwritten public offering, if any; and (iii) warrants issued to the Underwriters to purchase up to an aggregate of 100,000 shares of Common Stock, 100,000 warrants and 100,000 shares of Common Stock issuable upon the exercise of such warrants. In addition, this Registration Statement also covers the re-sale of an additional 1,207,680 shares of Common Stock (including 150,000 shares of Common Stock to cover the Underwriters' over-allotment option as to the shares of Common Stock in the underwritten public offering, if any, for sale by the holders thereof from time to time by the certain selling security holders ("Selling Security Holders")). See "Concurrent Offering" and "Underwriting."

The complete Prospectus relating to the underwritten offering follows immediately after this explanatory note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Security Holders' stock, including an alternative front and back cover pages and the section entitled "The Offering," "Initial Public Offering," "Concurrent Offering," and "Plan of Distribution," to be used in lieu of sections entitled "The Offering," and Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Selling Security Holders' Stock such as "Dilution."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 9, 1997
                             VISUAL DATA CORPORATION
                        1,000,000 SHARES OF COMMON STOCK
             AND 1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

Visual Data Corporation (the "Company") is offering (the "Offering") 1,000,000 shares ("Shares") of common stock, $.0001 par value per share ("Common Stock"), at a purchase price of $6.00 per share and 1,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") at a purchase price of $.10 per Warrant. The Common Stock and the Warrants are being offered separately and not as units, and each are separately tradeable.

Each Warrant entitles the holder to purchase one share of Common Stock at $6.00 per share (the "Warrant Exercise Price") commencing six months from the date of this Prospectus and continuing for a period of five years from the date hereof. The Warrants are redeemable by the Company at $.05 per Warrant, at any time, commencing six months from the date of this Prospectus, upon 30 days' prior written notice, if the closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, equals or exceeds $7.20 per share for 20 consecutive trading days and ending within 30 days prior to the date the notice is given.

Prior to this offering, there has been no public market for the Common Stock or the Warrants and there can be no assurances that any such markets will develop or, if developed, that it will be sustained. The Company has applied for quotation of the Common Stock and Warrants on The Nasdaq SmallCap Market ("Nasdaq") under the symbols "VDAT" and "VDATW," respectively. There can be no assurance that such securities will be accepted for quotation or, if accepted, that an active trading market will develop.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. INVESTMENT IN THE SECURITIES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 7 AND DILUTION.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  PRICE TO         UNDERWRITING     PROCEEDS TO
                                  PUBLIC           DISCOUNTS(1)     COMPANY(2)


Per Share of Common Stock         $6.00            $0.60            $5.40
Per Warrant                       $.10             $0.01            $0.09
Total(3)                          $6,100,000       $610,000         $5,490,000

(1) Does not include additional compensation payable to Noble International Investments, Inc., the representative of the several Underwriters (the "Representative"), in the form of a non-accountable expense allowance and warrants (the "Underwriters' Warrants") entitling the Underwriters to purchase up to an aggregate of 100,000 shares of Common Stock and 100,000 Warrants. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the offering payable by the Company estimated at $500,000, which excludes the non-accountable expense allowance, commissions and discounts.

(3) Certain management of the Company has granted to the Underwriters an option, exercisable within 45 days from the date hereof, to purchase up to an additional 150,000 shares of Common Stock upon the same terms and conditions as set forth herein solely to cover over-allotments, if any, as to the shares of Common Stock (the "Common Stock Over-Allotment Option".) In addition, the Company has granted to the Underwriters an option, exercisable within 45 days from the date hereof, to purchase up to 150,000 additional Warrants upon the same terms and conditions set forth above solely to cover over-allotments, if any, as to the Warrants (the "Warrant Over-Allotment Option"). The Common Stock Over-Allotment Option and the Warrant Over-Allotment Option are hereinafter collectively referred to as the "Underwriters' Over-Allotment Option." If such Warrant Over-Allotment Option is exercised in full, the Price to Public, Underwriting Discounts and

     Proceeds to Company will be $6,115,000, $611,500 and $5,503,500, respectively. The Company will receive no proceeds from the exercise, if any, of the Common Stock Over-Allotment Option. See "Concurrent Offering" and "Underwriting."

The shares of Common Stock and Warrants are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the shares of Common Stock and Warrants will be made against payment therefor at the office of Noble International Investments, Inc., 1801 Clint Moore Road, Boca Raton, Florida 33487 , on or about _____________, 1997.


                      NOBLE INTERNATIONAL INVESTMENTS, INC.

                   The date of this Prospectus is May __, 1997

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (I) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION TO PURCHASE UP TO AN ADDITIONAL 150,000 SHARES OF COMMON STOCK AND 150,000 WARRANTS, (II) ASSUMES NO EXERCISE OF THE UNDERWRITERS' WARRANTS, (III) ASSUMES THAT AN AGGREGATE OF 456,143 OPTIONS AND WARRANTS CURRENTLY OUTSTANDING ARE NOT EXERCISED; AND (IV) DOES NOT GIVE EFFECT TO THE EXERCISE OF THE 1,000,000 WARRANTS ISSUED IN CONNECTION WITH THIS OFFERING. SEE "MANAGEMENT" AND "UNDERWRITING." UNLESS OTHERWISE INDICATED, THIS PROSPECTUS GIVES EFFECT TO THE 1 FOR 1.6 STOCK SPLIT TO OCCUR IMMEDIATELY PRIOR TO THE EFFECTIVE DATE OF THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO VISUAL DATA CORPORATION AND HOTELVIEW CORPORATION.


                                   THE COMPANY


Visual Data Corporation (the "Company") is a multi-media content developer specializing in the production, marketing and distribution of visual information for the Internet, other On-line services and, eventually, interactive television
(ITV). "Content" is defined as the information carried on the information superhighways. Through its international network of independent camera crews and state-of-the-art digital video production studio, the Company develops full-motion visual libraries containing short, concise vignettes relating to various topics of consumer interest such as travel, education, health, fitness, medicine and consumer products. The Company's focus is to develop high quality content at a low cost which is edited into short entertaining pieces for distribution to consumers regardless of the mediums (e.g. Internet, On-line services or ITV). The Company owns or, in the instance of libraries yet to be developed, will own all of the content. The Company is not dependent on the technological architecture of the provider service that will deliver this content to the viewer (Internet, ITV, digital video discs, etc.) and the Company is developing its products and services to be fully operational on any potential platform.

Several of the Company's libraries are under development. The first product the Company has completed and introduced, the HotelView(R) Library, operated through the Company's currently wholly owned subsidiary HotelView Corporation ("HVC"), is an interactive visual library for the hotel and travel industry that provides an overview of amenities available at various hotels and resorts, as well as local attractions and services. On a fee for service basis paid for by the hotel or resort property, the Company videotapes, edits and produces high quality visual brochures ("vignettes"), two to three minutes in length, with a voice narrative in full-motion video, describing the hotel or resort's rooms, suites, conference facilities, lobby, pool, restaurants, grounds, and sports facilities. The HotelView(R) Library is currently installed in travel agencies nationwide and is used to market hotel and resort accommodations including such well-know properties as the Fountainbleau in Miami, the Arizona Biltmore, Walt Disney World Dolphin and Swan, Ritz Carlton Laguna Niguel, the Essex House in New York City and the Mirage in Las Vegas. The Company has also established relationships with a number of the larger hotel chains such as Hilton, Wyndham, Hyatt and SuperClubs as well as a number of the major travel agency consortiums including American Express(R), VTS(R) and Carlson(R). Pegasus Systems, Inc., one of the largest companies providing transaction processing services between travel agents, airline reservation systems and hotels, resorts and hotel chains, has agreed to endorse and promote the HotelView(R) Library to its client base of approximately 40,000 hotels, resorts and hotel chains, including securing contracts between their hotel clients and the Company.

In addition to the HotelView(R) Library, the Company is currently developing ConventionView(TM), CruiseView(TM), AttractionView(TM) and CareView(TM) and plans to create and distribute additional libraries on topics of general consumer interest including AdventureView(TM), CondoView(TM), TalentView, CampView(TM), CampusView(TM), Health & FitnessView(TM), MedicalView(TM) and ProductView(TM).

The Company's method of generating revenue may be generally analogized to magazine publishers in that there is a one-time fee for creating the advertisement and the magazine receives revenues each time the ad is run in the publication. In the Company's case, the ads are video vignettes and the ad fee is paid annually by the participating hotel or resort, with the production costs incurred in the first year. Management believes the Company is able to produce broadcast quality videos at much lower costs by virtue of its use of independent camera crews and state-of-the-art digital video editing systems. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."


The Company was incorporated in May 1993 under the laws of the State of Florida and commenced operations in October 1993. The address of the Company's principal executive and administrative office is 1600 S. Dixie Highway, Suite 3A, Boca Raton, Florida 33432 and its telephone number is (561) 367-8505. Its fiscal year end is September 30.



                                  THE OFFERING

Common Stock Outstanding
   Prior to Offering(1)(2)................... 1,889,849 shares
Securities Offered by the Company
   Common Stock. ............................ 1,000,000 shares
   Warrants ................................. 1,000,000
 Common Stock Outstanding
   After the Offering........................ 2,889,849 shares
Use of Proceeds ............................. The net  proceeds  of this  offering  will be used  for the acquisition of content, technology and equipment;
                                              marketing and advertising; hiring of additional
                                              personnel; repayment of debt and general corporate
                                              and working capital. See "Use of Proceeds."
Proposed Nasdaq SmallCap Market Symbols
  Common Stock............................... VDAT
  Warrants................................... VDATW

                                  RISK FACTORS

Investment in the shares of Common Stock and Warrants offered hereby involves a high degree of risk and immediate and substantial dilution from the price to the public. See "Risk Factors" and "Dilution."

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated financial and operating data has been derived from the consolidated financial statements of the Company for the periods indicated. The following financial data should be read in conjunction with the Company's Consolidated Financial Statements and Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.


                                       FROM MAY 17,
                                     1993 (INCEPTION)                                            SIX MONTHS
                                     TO SEPTEMBER 30,      YEAR ENDED SEPTEMBER 30,            ENDED MARCH 31,
                                           1994              1995           1996            1996             1997
                                     ----------------     --------------------------     ---------------------------
                                                                                                 (unaudited)
STATEMENT OF OPERATIONS DATA:
Operating Revenue                     $        0         $        0     $    111,719      $    6,806      $  139,703
Net Income(Loss)                      $ (188,766)        $ (500,559)    $ (1,891,702)     $ (568,665)     $ (644,982)
Net Income(Loss) per
Common Share outstanding              $    (0.18)        $    (0.43)    $      (1.35)     $    (0.39)     $    (0.37)
Weighted average shares
outstanding                            1,066,091           1,173,413       1,405,228       1,462,843       1,743,337


BALANCE SHEET DATA:
                                                              MARCH 31, 1997
                                                      ACTUAL                 AS ADJUSTED(1)
                                                 --------------              --------------
                                                                (unaudited)
Working capital (deficit)                         $  (621,144)                $  4,358,856
Total assets                                      $  1,369,571                $  5,526,981
Long-term debt                                    $    120,427                $    120,427
Shareholders' equity (deficit)                    $    536,932                $  4,694,342

------------
(1) Gives effect to the sale of 1,000,000 shares of Common Stock and 1,000,000 Warrants offered hereby and the receipt of the proceeds therefrom by the Company.

                                  RISK FACTORS


AN INVESTMENT IN THE SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IS HIGHLY SPECULATIVE IN NATURE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THE PROSPECTUS, RELATING TO THE BUSINESS OF THE COMPANY AND THIS OFFERING. THE DISCUSSION BELOW HIGHLIGHTS SOME OF THE MORE IMPORTANT RISKS REGARDING THE COMPANY. THE RISKS HIGHLIGHTED BELOW SHOULD NOT BE ASSUMED TO BE THE ONLY THINGS THAT COULD AFFECT FUTURE PERFORMANCE. IN ADDITION, THE DISCUSSION IN THIS PROSPECTUS REGARDING THE COMPANY AND ITS BUSINESS AND OPERATIONS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT 1995. SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD- LOOKING STATEMENTS. THE COMPANY DOES NOT HAVE A POLICY OF UPDATING OR REVISING FORWARD-LOOKING STATEMENTS AND THUS IT SHOULD NOT BE ASSUMED THAT SILENCE BY MANAGEMENT OF THE COMPANY OVER TIME MEANS THAT ACTUAL EVENTS ARE BEARING OUT AS ESTIMATED IN SUCH FORWARD LOOKING STATEMENTS.

LIMITED OPERATING HISTORY, HISTORY OF LOSSES AND ACCUMULATED DEFICIT. The Company had limited operations from its inception on May 17, 1993 through April of 1995 during which time the Company was developing its marketing and business plan and raising capital. Potential investors, therefore, have limited historical financial information upon which to base an evaluation of the Company's performance and an investment in the securities. The likelihood of success of the Company must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the development of new businesses. The Company reported net losses of $188,766, $500,559 and $1,891,702 from May 17, 1993 (inception) to September 30, 1994 and for the years ended September 30, 1995 and 1996, respectively. In addition for the six months ended March 31, 1997, the Company reported net losses of $644,982. There can be no assurance that the Company will be profitable in future periods. If the Company is unable to attain profitability or positive cash flow from operating activities, it may be unable to meet its working capital requirements which would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company has an accumulated deficit at March 31, 1997 of $3,226,009. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

 MATERIAL DEPENDENCE ON EXECUTIVE OFFICERS; KEY PERSONNEL. The Company is materially dependent on the efforts and abilities of Randy S. Selman, its President, Chief Executive Officer, acting Chief Financial Officer and a director, and Alan M. Saperstein, its Vice President and a director. Each of these individuals are parties to three-year employment agreements with the Company. In addition, the Company currently carries key-man insurance coverage on Mr. Saperstein and intends to purchase key-man insurance for Mr. Selman within 60 days of the consummation of this offering. The loss of the services of either Messrs. Selman or Saperstein, however, could have a material adverse effect upon the Company's business and future prospects. See "Management".

IMMEDIATE AND SUBSTANTIAL DILUTION. Investors purchasing shares of Common Stock in this offering will incur immediate and substantial dilution of approximately $4.53 per share, or approximately 74% of the initial public offering price per share, in net tangible book value of the Company's Common Stock . See "Capitalization" and "Dilution."

POSSIBLE NEED FOR ADDITIONAL FINANCING. While the Company believes that the net proceeds from the Offering will be sufficient to enable the Company to carry out its business objectives and continue to operate as a going concern for the 24 month period following the date of this offering, adverse changes in economic and/or competitive conditions may adversely affect the Company's planned operations. If cash requirements are greater than anticipated, the Company could be required to modify its operations or seek additional financing. The Company has no current arrangements with respect to additional financing and there can be no assurances that additional financing will be available on terms acceptable to the Company, if at all. Additional financings may result in dilution to existing shareholders. Moreover, if funds are needed but not available in adequate amounts from additional financing sources or from operations, the Company may be materially and adversely affected. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

UNCERTAINTY OF MARKET ACCEPTANCE. Although the Company believes that its products and services offer certain advantages over competitive products and services and has already attained a degree of market acceptance by hotels and travel agents, no assurance can be given that the Company's products and services will attain a market sufficient for the Company to be profitable or that other libraries being developed by the Company will have any commercial appeal or success. See "Business."

 COMPETITION. The Company is engaged in a highly competitive segment of the industry. The Company may compete directly or indirectly with many companies who provide specialized information such as content concerning hotels, attractions and resorts. A number of these competitors, who include hotel chains, airlines and other travel-related organizations, are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. There can be no assurance that the Company will be able to compete favorably in the future. See "Business - Competition."

REALIZATION OF PERFORMANCE BASED FEES. Currently the Company offers hotels and resorts interested in being included in the HotelView(R) Library the option of either paying the contract in full in cash at the time of execution or paying a cash deposit of $3,000, with the balance of the contract amount due under a performance-based arrangement whereby the Company invoices hotels as rooms are booked by the HVC travel agency network. The hotels and resorts are billed all or a portion of the balance due under the contract in amounts corresponding with all or a portion of amounts of bookings. At March 31, 1997 the total amount to be billed under such performance-based arrangements was $294,733. Because there is no time limitation on when or if the balance of the fees will become billable, the Company cannot predict when these funds will be available. Although management believes it will continue to bill and collect amounts due under this performance-based arrangement during the balance of the current fiscal year, any long term delay in or inability to bill these amounts may have an adverse affect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business."

RAPID TECHNOLOGY CHANGE. The industries in which the Company competes -- video, computer and communications as a whole -- have been, and currently are, subject to rapid technological change and obsolescence. In order for the Company to compete effectively, it must offer products and services that find customer acceptance and fulfill customer needs. To the extent that the Company fails to achieve technological advances and enhancements comparable to and competitive with those made by others in the same or similar industries, the products of the Company may become obsolete. There can be no assurance that the Company's products will not be rendered obsolete by changing technology or that the Company will be able to respond to advances in technology to remain competitive.

MODIFICATIONS BY PROVIDERS OF PRODUCTS AND SERVICES. While each of the hotels and resorts included in the HotelView(R)Library have contractually indemnified the Company against any liability for any changes or modifications to the hotel or resort subsequent to the date of videotaping as well as if a hotel guest is dissatisfied with their accommodations, there may be potential liability to the Company or its subsidiaries in the event that the information represented in the vignettes or libraries is not correct. The Company is currently not insured against such liability nor does it intend to obtain insurance to cover this potential liability in reliance upon the indemnification provisions of its contracts with participating hotels and resorts. In the event that a verdict for monetary damages were assessed against the Company for liability in this regard, the Company would be required to pay such damages from its revenues, which could have an adverse affect on its operations and earnings.

UNCERTAINTY OF PRODUCT LINE EXPANSION AND DEPENDENCE ON CERTAIN INDUSTRIES. The Company plans to create and maintain additional video libraries for travel related topics as well as on other topics of general consumer interest. However, certain of these libraries will not be available to the general public until such time as high speed data transmission capability, such as cable modems, become readily available. While cable companies such as Time Warner Cable, Continental Cablevision, Cox Cable Communications, Comcast Corp. and Tele-Communications Inc. began selling cable modems to their customers in the later part of 1996, it is not anticipated this hardware will become widely available until later in 1997. The delay in the availability to the general public could delay the introduction of certain of the Company's libraries which may have a material adverse effect on the Company and its operations. See "Business."

 LACK OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE; POSSIBILITY OF VOLATILITY OF PRICES OF THE SECURITIES. Prior to this offering, there has been no public market for the

Company's securities and there can be no assurances that an active public market for the securities will be developed or, if developed, sustained after this offering. The initial public offering prices of the securities offered hereby and the exercise price and terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Representative and bear no relationship to the Company's current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the initial public offering price included an evaluation by management of the Company and the Representative of the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure (including the investments made by private investors in the Company prior to this offering) and certain other factors deemed relevant. See "Underwriting."

The stock market from time to time experiences significant price and volume fluctuations that may be unrelated to the operating performance of specific companies. The trading prices of the securities could be subject to wide fluctuations in response to variations in the Company's operating results, announcements by the Company or others, developments affecting the Company or its competitors, suppliers or clients and other events or factors which may or may not be in the Company's control.

SHARES ELIGIBLE FOR FUTURE SALE AND REGISTRATION RIGHTS. All of the shares of Common Stock outstanding are currently "restricted securities" as that term is defined under the Securities Act and may only be sold pursuant to a registration statement or in compliance with Rule 144 under the Securities Act or other exemption from registration. Rule 144 provides, in essence, that a person holding restricted Common Stock for a period of one year may sell such securities during any three month period, subject to certain exceptions, in amounts equal to the greater of one percent (1%) of the Company's outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks prior to the filing of the required Form 144. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two year holding period. Upon the sale of the Common Stock offered hereby and the registration pursuant to the Alternative Prospectus of the shares for the Selling Security Holders, the Company will have 2,889,849 shares of its Common Stock issued and outstanding, of which 682,169 shares are "restricted securities. Of the 1,057,680 shares being registered pursuant to the Alternate Prospectus (excluding the 150,000 shares underlying the Common Stock Over-Allotment Option), 85,000 shares may be sold without any lock-up period, 181,152 are subject to a 12-month lock-up period from the date hereof, 120,768 shares are subject to an 18-month lock-up period from the date hereof, and the remaining 670,760 are subject to a 24-month lock-up period from the date hereof. Additionally, all other shares of Common Stock held by shareholders of the Company are also subject to a 24 month lock-up period. These lock-up periods may be subject to earlier release at the sole discretion of the Representative. The Representative does not have a general policy with respect to the release of these shares prior to the expiration of the lock-up. After expiration of these lock-up agreements, all outstanding shares of Common Stock will be eligible for sale under Rule 144. The availability for sale of substantial amounts of Common Stock subsequent to this offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Principal Shareholders," "Concurrent Offering," and "Shares Eligible for Future Sale."


POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED STOCKS; POSSIBLE FAILURE TO QUALIFY FOR NASDAQ SMALLCAP MARKET LISTING. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Upon completion of this offering, the shares of Common Stock, offered hereby may be deemed to be "penny stocks" and thus will become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock is listed on The Nasdaq SmallCap Market. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell the Company's securities in a secondary market.

Although the Company intends to apply for quotaton of the Common Stock and Warrants on The Nasdaq SmallCap Market, there can be no assurances that the Company's securities will be accepted for quotation or that a public market for the Common Stock or Warrants will develop or, if developed, will be sustained or that the securities purchased by the public hereunder may be resold at their original offering price or at any other price. Under the previous quotation criteria for The Nasdaq SmallCap Market, in order to qualify for initial quotation on The Nasdaq SmallCap Market, a company must, among other things, have at least $4,000,000 in total assets, $2,000,000 net worth, $1,000,000 "public float," and a minimum bid price for its securities of $3.00 per share. For continued listing on The Nasdaq SmallCap Market, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on The Nasdaq SmallCap Market if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus.

Effective February 28, 1997 The NASDAQ Stock Market, Inc. adopted certain changes to the entry and maintenance criteria for listing eligibility on The Nasdaq SmallCap Market which become effective 60 days therefrom. In addition to increased listing criteria, new maintenance standards requiring at least $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1,000,000 market value of public float, a minimum bid price of $1.00 per share, at least two market makers, at least 300 shareholders and at least two outside directors. If the Company is or becomes unable to meet the listing criteria (either initially or on a maintenance basis) of the Nasdaq SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market on the OTC Electronic Bulletin Board. In such an event, the market price of the Common Stock may be adversely impacted and an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock.

UNDERWRITERS' WARRANTS. At the consummation of this offering, the Company will sell to the to the Underwriters and/or their designees, for nominal consideration, warrants (the "Underwriters' Warrants") to purchase up to 100,000 shares of Common Stock and 100,000 Warrants. The Underwriters' Warrants will be exercisable for a period of four years commencing one year after the date hereof, and will entitle the Underwriters to purchase shares of Common Stock for $7.20 per share and Warrants at a price of $.12 per Warrant, which Warrants will entitle the holder to purchase one share of Common Stock at $8.64 per share. For the term of the Underwriters' Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Company's securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Underwriters' Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Underwriter may be expected to exercise the Underwriters' Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided in the Underwriters' Warrants. See "Underwriting."

REPRESENTATIVE'S POTENTIAL INFLUENCE ON THE COMPANY AND THE MARKET. Pursuant to the terms of the Underwriting Agreement between the Company and the Representative, the Representative has the right to designate a member to the Company's Board of Directors for a period of 60 months from the date hereof, such member to be reasonably acceptable to management of the Company. Mr. Swirsky shall initially serve as the Representative's designee to the Board of Directors. The ability to designate a member to the Company's Board of Directors will provide the Representative with a certain amount of continuing influence over the Company's business and operations, even though such single designee will constitute a minority of the Board of Directors. In addition, it is anticipated that a significant amount of the Common Stock and the Warrants will be sold to customers of the Representative. Although the Representative has advised the Company that it intends to make a market in the Common Stock and the Warrants, it will have no legal obligation to do so. If it participated in the market, the Representative may influence the market, if one develops, for the Company's securities. Such market-making activity may be discontinued at any time. Moreover, if the Representative sells the securities issuable upon the exercise of the Underwriters' Warrants or acts as a warrant solicitation agent for the Warrants, it may be required under the Securities Exchange Act of 1934, as amended, to temporarily suspend its market-making activities. The prices and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Representative's participation in such market. See "Underwriting."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares have been qualified for sale under the securities laws of the applicable state or states. The Company has undertaken to use its best efforts to file and keep effective and current a prospectus which will permit the purchase and sale of the Warrants and the Common Stock underlying the Warrants, but there can be no assurances that the Company will be able to do so. Although the Company has undertaken to use its best efforts to qualify for sale the Warrants and the shares of

Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualifications will occur. The Warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See "Description of Securities."

ANTI-TAKEOVER PROVISIONS; POSSIBLE ISSUANCES OF PREFERRED STOCK; CONTROL BY MANAGEMENT. Certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders. Furthermore, the Board of Directors has the authority to issue up to 5,000,000 shares of the Company's preferred stock and to fix the dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the shareholders. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

LIMITATION OF DIRECTOR LIABILITY. The Florida Business Corporation Act provides that a director is not personally liable for monetary damages to the Company or any other person for breach of fiduciary duty, except under very limited circumstances. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of his non-intentional breach of fiduciary duty. See "Management-Limitation of Liability."

FORWARD-LOOKING STATEMENTS. This discussion in this Prospectus regarding the Company and its business and operations includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Prospective investors are cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The Company does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of the Company over time means that actual events are bearing out as estimated in such forward looking statements.

                                 USE OF PROCEEDS

The net proceeds to the Company, assuming an initial public offering price of $6.00 per share and $.10 per Warrant, are estimated to be $4,807,000 ($4,822,000 if the Warrant Over-Allotment Option is exercised in full) after deducting the estimated underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the estimated net proceeds as follows:


            ANTICIPATED USE                     APPROXIMATE
            OF NET PROCEEDS                        AMOUNT             PERCENTAGE
            ---------------                   ----------------        ----------

Acquisition of content, technology
 and equipment(1)(2)(3)(4)                      $  2,260,000            47.0%
Marketing and Advertising(5)                    $    980,000            20.4%
Hiring of Additional Personnel(6)               $    490,000            10.2%
Repayment of Debt(7)                            $    550,000            11.4%
General Corporate and Working Capital(8)        $    527,000            11.0%
                                                 -----------          -------
Total                                           $  4,807,000           100.0%

(1) Includes the purchase of existing video content from third parties that can be incorporated into the HotelView(R) Library as well as other libraries the Company intends to develop. Also includes the acquisition of the necessary technology in areas such as communications, marketing and transaction processing to enable the Company to do business on the Internet. While the Company has had initial conversations with a number of companies with such content, the Company has not entered into any definitive agreements to purchase these libraries. No portion of the proceeds from this Offering will be used to satisfy the purchase price of the software products as contemplated by the Company from DCST. See "Business."

(2) The Company is currently searching for a location to construct additional editing facilities in Palm Beach or Broward County, Florida. The Company intends to use a portion of these proceeds to finance the purchase of additional equipment for video editing, graphic design and other production services. The funds allocated will be used for down payments for potential real estate acquisition, down payment for such editing equipment as well as for the purchase of certain other equipment and software. See ABusiness - Filming and Production.@

(3) Includes approximately 400 additional hardware systems for use by travel agents in order to display the HotelView(R) Library and copy vignettes for a client. Each of these systems includes (1) a laser disc player, and (2) a combination television/VCR and a set of library disks. See "Business - The Company's Products and Services - The HotelView(R) Library."

(4) Includes deposits towards the purchase of file server hardware (computer), software, sufficient disk storage for digitized video files, and communications hardware for linking the file server to the Internet and directly to marketing partners' file servers.

(5) Includes national consumer advertising, advertising in trade publications, attendance at and participation in trade shows. Although the Company currently anticipates that a substantial portion of these funds will be allocated to the marketing and advertising of the HotelView(R) Library, some of these funds may be used in the future for the marketing and advertising of other libraries, as they become available.

(6) Includes the hiring of a Chief Financial Officer, a General Manager for the Company's Internet systems, and approximately eight additional employees. It is estimated that these proceeds will be sufficient to pay the compensation and benefits for at least one year from the date of hiring such personnel.

(7) Represents payment in full of outstanding unsecured promissory notes in the aggregate principal amount of $550,000, bearing interest at 10% per annum, issued by the Company to unaffiliated third parties between December 1996 and March 1997 which are due upon the earlier of 30 days from the date of this Prospectus or 12 months from the date of the note. See Note 4 to the Financial Statements.

(8) Includes in-house production and costs for independent camera crews, overhead expenses, and compensation and benefits for existing employees for at least one year from the date of this offering as well as the $61,000 consulting fee payable to the Representative. See "Underwriting."

The foregoing represents the Company's best estimate of the allocation of the net proceeds of the offering, based upon the current status of its operations and anticipated business plans. It is possible, however, that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses. The Company currently estimates that the net proceeds from this offering will be sufficient to meet the Company's liquidity and working capital requirements for a period of at least 24 months from the completion of this offering. However, there can be no assurance that the net proceeds of this offering will satisfy the Company's requirements for any particular period of time. Additional financing may be required to implement the Company's long-term business plan. There can be no assurance that any such additional financing will be available when needed on terms acceptable to the Company, if at all. Pending the foregoing uses, the net proceeds of this offering will be invested in short-term, investment grade, interest bearing securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

                                    DILUTION

At March 31, 1997, the Company had a net tangible book value of ($337,396), or approximately ($.18 ) per share of outstanding Common Stock. "Net tangible book value" per share represents the amount of total tangible assets of the Company less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. After giving effect to the receipt of the estimated net proceeds from the Company's sale of the 1,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per share and 1,000,000 Warrants offered hereby at an assumed initial public offering price of $.10 per Warrant (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company), the net tangible book value of the Company at March 31, 1997 would have been approximately $4,469,604 or $1.57 per share of Common Stock, representing an immediate increase in net tangible book value of $ 1.76 per share to existing shareholders and an immediate dilution of $4.53 per share to investors in this offering. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors.

The following table illustrates this per share dilution:

      Initial public offering price per share and warrant        $ 6.10
                                                                 ------
           Net tangible book value per share,
           before the offering                                     (.18)
           Increase attributable to new investors                  1.76
                                                                 ------
      Proforma net tangible book value after the offering          1.57
                                                                 ------
      Dilution to new investors                                  $ 4.53
                                                                 ======

If the Warrant Over-Allotment Option is exercised in full, the proforma net tangible book value per share of Common Stock after this offering would be $1.58 per share, which would result in dilution to new investors in this offering of $4.52 per share of Common Stock.

The following table summarizes the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by (i) existing shareholders of the Company at March 31, 1997 and (ii) new investors purchasing shares of Common Stock in this offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The following table does not reflect the consideration paid for the Warrants.


                                                                TOTAL                   AVERAGE
                                   SHARES PURCHASED         CONSIDERATION PAID          PRICE PER
                                   ----------------         ------------------          ---------
Existing Shareholders(1)........   1,889,849      65.4%      $3,762,941       38.5%      $1.99
New Investors...................   1,000,000      34.6       $6,000,000       61.5       $6.00
                                   ---------    -------      ----------      ------      -----
Total...........................   2,889,849       100%      $9,762,941     100.00%      $3.38

                                 CAPITALIZATION


The following table sets forth the capitalization of the Company (i) at March 31, 1997, and (ii) proforma adjusted to give effect to the sale of the 1,000,000 shares of Common Stock and 1,000,000 Warrants offered hereby and the application of the estimated net proceeds therefrom assuming an offering price of $6.00 per share for the Common Stock and $.10 per Warrant. See "Use of Proceeds."



                                                                ADJUSTED FOR
                                                            SHARES AND WARRANTS
                                           MARCH 31, 1997       SOLD (1)(2)
                                           --------------       -----------

Debt:
Loans payable, shareholders, net           $  313,575        $           0

Shareholder's Equity
     Common Stock, par value $.0001
        1,889,849 shares issued and
        outstanding, actual
        2,889,849 shares issued and
        outstanding, as adjusted                  189                  289
Paid-in Capital                             3,762,752            8,569,652
Accumulated Deficit                        (3,226,009)          (3,226,009)
                                           -----------          -----------

Total capitalization                       $  850,507        $   5,343,932
                                           ==========        =============

(1)  Assumes repayment of shareholder loans from working capital.

(2) After deducting underwriting discounts, commissions and offering expenses estimated to be $1,293,000.

                                 DIVIDEND POLICY

The Company has never declared or paid cash dividends on its Common Stock and the Company does not currently intend to declare or pay cash dividends on the Common Stock in the foreseeable future. The Company currently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future.


                               CONCURRENT OFFERING

Concurrent with this offering, the Company is registering pursuant to an Alternate Prospectus, for the account of the Selling Security Holders, an additional 1,207,680 shares of Common Stock (the "Concurrent Offering"). These securities are not being underwritten in this Offering and the Company will not receive any proceeds from the sale of such shares.

Of the shares being registered pursuant to the Alternate Prospectus, 150,000 shares are shares of Common Stock owned beneficially and of record by certain management of the Company which may, at the Underwriters sole discretion, be used to cover the Common Stock Over-Allotment Option, if exercised by the Underwriters. Of the remaining 1,057,680 shares, 85,000 shares may be sold without regard to any lock-up period, 181,152 are subject to a 12-month lock-up period from the date hereof, 120,768 shares are subject to an 18-month lock-up period from the date hereof, and the remaining 670,760 are subject to a 24 month lock-up period from the date hereof. Additionally, of these 1,057,680 shares (i) an aggregate of 521,541 shares were acquired in four separate private placements during calendar years 1995, 1996 and 1997 to accredited and otherwise knowledgeable investors; (ii) an aggregate of 96,205 were acquired in private, isolated transactions; (iii) an aggregate of 152,701 shares of Common Stock underly certain warrants exercisable at prices ranging from $5.00 to $6.60 per share; (iv) an aggregate of 224,866 shares of Common Stock were acquired pursuant to financial and other consulting services performed on behalf of the Company; (v) 2,679 shares of Common Stock are issuable upon the exercise of options at $1.40 per share; and (vi) 59,688 shares of Common Stock are issuable upon the exercise of warrants at prices ranging from $1.40 to $2.80 per share.

Expenses of the Concurrent Offering, other than fees and expenses of counsel to the Selling Security Holders and the selling commissions, will be paid by the Company. The resale of the securities of the Selling Security Holders is subject to prospectus delivery requirements and other sales at any time may have an adverse effect on the market prices of the securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The statement of operations data as set forth below for the period from May 17, 1993 (inception) to September 30, 1994, and for the years ended September 30, 1995 and 1996 and the balance sheet data at September 30, 1995 and 1996 have been derived from the Company's financial statements, which have been audited by Goldstein, Lewin & Co., independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The statement of operations data for the six months ended March 31, 1996 and 1997, and the balance sheet data at March 31, 1997, are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial condition and results of operations for such periods. The results of operations for the six months ended March 31, 1997 are not necessarily indicative of the results to be expected for any other interim period or the entire year. The following financial data should be read in conjunction with the Company's Consolidated Financial Statements and Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.




                                             FROM MAY 17,
                                           1993 (INCEPTION)          YEAR ENDED                  SIX MONTHS
                                           TO SEPTEMBER 30,        SEPTEMBER 30,               ENDED MARCH 31,
                                                1994         1995               1996     1996                  1997
                                           ---------------  ------------------------     ---------------------------
                                                                                                (UNAUDITED)
SELECTED STATEMENTS OF
 OPERATIONS DATA:
Operating Revenue                           $         0    $         0    $   111,719    $     6,806    $   139,703
                                            -----------    -----------    -----------    -----------    -----------
Operating Expenses
     Selling, General and Administrative
        Compensation and
        Related Costs                                 0        206,935        985,441        277,372        371,549
        Production                                    0         17,982        121,239         49,752         37,686
        Occupancy                                38,409         62,991         43,875         21,171         20,900
        Professional Fees                        77,886         87,662        298,815         61,893         73,742
        Interest                                  5,797          9,606         27,112         11,161         53,266
        Other                                    66,674        117,092        527,692        154,581        228,544
                                            -----------    -----------    -----------    -----------    -----------
     Total Operating Expenses                   188,766        502,268      2,004,174        575,930        785,687
                                            -----------    -----------    -----------    -----------    -----------

Income (Loss) from Operations                  (188,766)      (502,268)    (1,892,455)      (569,124)      (645,984)

Other Income                                          0          1,709            753            459          1,002
                                            -----------    -----------    -----------    -----------    -----------

Net (Loss)                                  $  (188,766)   $  (500,559)   $(1,891,702)   $  (568,665)   $  (644,982)
                                            ===========    ===========    ===========    ===========    ===========

Primary Earnings (Loss)
     per Share                              $     (0.18)   $     (0.43)   $     (1.35)   $     (0.39)   $     (0.37)
                                            ===========    ===========    ===========    ===========    ===========

Fully Diluted
     Earnings (Loss) per Share              $     (0.18)   $     (0.43)   $     (1.35)   $     (0.39)   $     (0.37)
                                            ===========    ===========    ===========    ===========    ===========

BALANCE SHEET DATA:

                                        SEPTEMBER 30,               MARCH 31,
                                    1995              1996            1997
                                 -----------------------------    ------------
                                                                  (unaudited)
Working Capital (Deficit)        $ 166,492       $  ( 118,918)    $  (621,144)
Total Assets                     $ 483,032       $  1,329,151     $  1,369,571
Long-Term Debt                   $ 116,256       $    788,435     $    120,427
Shareholders' Equity             $ 297,596       $    189,401     $    536,932

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION


The discussion in this section as well as other sections of this Prospectus regarding the Company and its business and operations contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The Company does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of the Company over time means that actual events are bearing out as estimated in such forward looking statements.

PLAN OF OPERATIONS

The Company exited the development stage during the fourth quarter of fiscal 1996. During its development stage, the Company produced and edited the vignettes which presently comprise the HotelView(R) Library which is currently installed in over 200 travel agencies in the United States. The implementation of the Company's plan of operation is dependent upon the Company receiving the net proceeds of approximately $4.8 million from this offering. Management of the Company estimates such proceeds will satisfy the Company's cash requirements for approximately 24 months following the closing of this offering.

Assuming the Company's receipt of the proceeds from this offering, the Company's current plan of operation will include continuing its plan to expand its base of 200 travel agencies equipped with the HotelView(R) Library as well as to establish the distribution of the HotelView(R) Library over the Internet. The Company intends to continue the development of additional content and the purchase of the requisite hardware and software to link the Company to the Internet and provide links to other websites. Management presently anticipates the Company's Internet links will be operational within 60 days following the closing of this offering. See "Use of Proceeds" and "Business - HotelView(R) on the Internet."

The Company, subject to receipt of proceeds from this offering, further intends to complete the development of certain additional content libraries for travel related topics as well as other topics of general consumer interest. During the 12-month period following the date of this offering, management intends to expand the HotelView(R) Library as well as complete initial volumes of the ConventionView(TM), CruiseView(TM), AttractionView(TM) and CareView(TM) libraries. Based upon other opportunities which may present themselves to the Company, the Company may seek acquisitions of additional content or technology to facilitate the expansion of the Company's operations. While none of these additional libraries will be dependent upon the technological architecture of the service (Internet, On-line or ITV) which will deliver the content to the consumer, the usage will be dependent upon the availability to the consumer of high-speed data transmission capability such as digital satellite technology and cable modems. In conjunction with the sale of cable modems by cable companies such as Time Warner Cable, Cox Cable Communications, Continental Cablevision, Comcast Corp. and Tele-Communications Inc. which began in late 1996, management of the Company anticipates access to the Internet will be made more available through cable companies via such cable modems during the balance of calendar 1997. Any delay, however, in such availability may delay the Company's broad introduction of additional libraries. See "Use of Proceeds" and "Business - Additional Libraries Under Development."

In conjunction with the Company's intended 12-month plan of operation (following the closing of this offering) to expand its libraries, the Company intends to complete the acquisition of certain software products from DCST during the next fiscal quarter. To date, no definitive agreement has been reached. Accordingly, no assurance can be given that such acquisition will be completed. The software products being acquired will form the basis for the Company's TalentView(TM) Library. No proceeds from this offering will be used for the acquisition of these software products. See "Business - Additional Libraries Under Development."

 As of March 31, 1997, the Company had incurred operating losses of $3,226,009 since inception. Approximately 70 hotel vignettes were produced up to that point in time. Revenues of $139,703 for the six months ended March 31, 1997 were recognized based on the redemption of room credit balances due to bookings made by the HVC travel agent network and tape sales to the hotels. Deposits of $57,500 collected through March 31, 1997 will be recognized as revenue by the Company in fiscal 1997 as it fulfills certain obligations; i.e., to install the videos into the travel agencies. Currently the Company offers hotels and resorts the option of either paying the contract in full in cash at the time of execution or paying a cash deposit of $3,000, with the balance of the contract amount due under a performance-based arrangement whereby the Company invoices hotels for the balance due under the contract as rooms are booked by the HVC travel agency network. The hotels and resorts are billed all or a portion of the balance due under the contract in amounts corresponding with all or a portion of amounts of bookings. At March 31, 1997 the total amount to be billed under such performance-based arrangements was $294,733. Because there is no time limitation on when or if the balance of the fees will become billable, the Company cannot predict when these funds will be available. Although management believes it will continue to bill and collect amounts due under these performance-based arrangements during the balance of the current fiscal year, any long term delay in or inability to bill these amounts may have an adverse affect on the Company.

The Company has budgeted additional dollars to be spent on advertising the HotelView(R) Library to the trade (including hotel chains, travel agencies and travel industry associations) as well as to consumers to expand product awareness. See "Use of Proceeds."

The Company intends to increase the number of hotels participating in its library through joint ventures and alliances with travel service companies having the ability to penetrate the corporate hotel chain and management company markets. On January 14, 1997, the Company entered into a written agreement with Pegasus Systems, Inc., wherein Pegasus, which provides transaction processing services between travel agents, airline reservation systems and to hotels, resorts and hotel chains, has agreed to use its reasonable efforts to market, endorse and promote the Library to each of its hotel clients and to obtain executed agreements from hotels for inclusion in the Library. Discussions with other several companies are expected to result in marketing and sales agreements during fiscal 1997.

  LIQUIDITY AND CAPITAL RESOURCES

From inception (May 17, 1993) through March 31, 1997, the Company's capital has been provided by the sale of stock, debentures, convertible debt, the exercise of warrants and shareholder loans amounting to an aggregate of $3,110,282 . These funds have been used for production ($176,907), compensation ($1,179,681), acquisition of equipment ($162,710) and general operations of the Company during its development stage. Accordingly, the Company's cash and equivalents decreased primarily as a result of implementing the Company's sales and marketing strategy, as well as continued development of the Company's travel agent network and product development.


Based on the level of success of its HotelView(R) Library and expected introduction of additional libraries that the Company believes can be used in conjunction with most forms of media now conceived or developed in the future, the Company anticipates the acquisition of additional capital equipment including editing facilities, travel agent equipment and an Internet file server with significant capacity and memory to store video files. Additionally, the Company anticipates moving its principal offices to larger facilities and increasing the number of its employees, as required. See "Use of Proceeds."

The Company expects to expand its video production capability by adding additional editing suites as demand for the Company's products increases. A portion of the use of proceeds from this offering will be used by the Company for down payments on up to an additional 10 editing suites as well as the initial costs of staff for the editing suites. See "Use of Proceeds." Should the demand for the Company's products continue to increase, of which there are no assurances, the Company has the option of adding a second shift of editing suite personnel thereby increasing its post-production capacity without additional capital expenditures.

During July and August 1996, through its placement agent, the Company raised $850,000 through a private placement offering of certain of its securities. During December 1996 through March 1997, the Company raised an additional $550,000 through private placements. These proceeds were used to finance operations, further market the HotelView(R) Library and repay shareholder loans of $35,000 and payables incurred in the ordinary course of business. It is expected that these funds will provide sufficient working capital through the effective date of this Prospectus, at which time both the results of operations, as well as the proceeds from the offering described in this Prospectus should be sufficient to maintain the business for the 24 month period following the date of this offering.

The Company currently leases its operating facility in Boca Raton, Florida under a lease which expires on April 30, 1997. The Company intends to continue its lease thereafter on a month to month basis. The lease provides for a monthly base rent of $3,525. In conjunction with the lease, the Company is also paying back rent in the amount of $1,494 per month. At March 31, 1997, the remaining back rent due was $1,494 . Management believes the Company's obligations for back rent will be satisfied as of April 30, 1997. See Note 8 (Commitments - Operating Leases) to Notes to the Financial Statements.

Employment contracts with the Company's President and Vice President expiring October 21, 1999, which may be terminated by the Company on not less than three months prior notice, provide for minimum annual compensation of $125,000 each. Additionally, each of them may be entitled to a performance based bonus in cash or stock equal to 3% of the earnings of the Company before income tax, depreciation and amortization (EBITDA) in excess of the EBITDA for the previous year with the base year being fiscal 1996. Each of them, at their sole discretion, may elect to be paid in cash or in shares of Common Stock of the Company. Further, each of them is entitled to receive options to purchase 125,000 shares of Common Stock at an exercise price of $6.00 per share, which options are exercisable for a period of five years from the date of grant and contain certain anti-dilution provisions. Finally, each of these executives is entitled to an automobile allowance. See Note 8 (Commitments - Employment Agreements) to Notes to Financial Statements and "Executive Compensation."

                                    BUSINESS

GENERAL

The Company is a multi-media content developer specializing in the production, marketing and distribution of interactive visual information for delivery by a variety of platforms including the Internet, On-line services and, eventually, Interactive Television (ITV). As used herein, "content" is defined as the information carried on the information superhighways. The Company's focus is to develop high quality content at a low cost which is edited into short entertaining pieces for distribution to consumers regardless of the medium. The Company is not dependent on the technological architecture of the service that will deliver this content to the consumer and is developing its products and services to be fully operational on any potential platform.

Consumers today are accustomed to television, a visual medium of full-motion, full-color video, that is sound enhanced and readily available to every consumer's home or business. On-line computer users are accustomed to TV-like monitors and displays providing access to graphics and text databases on every topic imaginable through service providers that make connections to these databases affordable and easy. Computers outsold television sets in 1995 for the first time in history. The combination of accessible, indexed, on-line information in full-motion, full-color video forms the basis and the requirement for multi-media Internet capability or ITV. In the opinion of management, the demographics of the Internet offer the Company a very favorable platform for its products and services. For instance, according to Nielsen Media and the U.S. Census Bureau, it is currently estimated there are 50,000,000 Internet users worldwide, with an excess of 30,000,000 in the United States. The total number of worldwide users is expected to reach 200,000,000 by next year. Of the people
on-line, the average annual income is $72,000 (compared to $   ,000 nationwide),
25% generate income of $80,000 annually and 50% are professional or managerial. These demographics represent an ideal target for the Company's products and services.

Billions of dollars are being invested by companies such as Microsoft, AT&T, TCI, Time Warner, Viacom, Intel, GTE and others to develop the communications, storage, access and user interface technology that will enable information, entertainment and communications to converge. These converging technologies form the basis of a global consumer and commercial information source offering unprecedented access to all kinds of media. Whether it is through the Internet or the impending ITV, information connectivity between the consumer and the source is the basis of these companies' investments.

Management of the Company concurs with Microsoft's Chairman Bill Gates when he stated "Content is King" in response to an inquiry as to why he was purchasing photographic libraries, artwork rights and other visual media. In management's opinion, content is the determining factor that will create the demand as well as determine the ultimate success of the new communication and information services. The Company owns or, in the case of libraries under development, will own, all of the content included in its products and services. Management of the Company believes content such as that offered by the Company will become more increasingly in demand to fill the voids created by the expanded capacity these new technologies provide.

THE COMPANY'S PRODUCTS AND SERVICES

THE HOTELVIEW(R) LIBRARY

The Company's first product, the HotelView(R) Library , is an interactive visual library of hotels and resorts which is being marketed through the Company's wholly-owned subsidiary, HotelView Corporation ("HVC"), a Florida corporation incorporated on September 15, 1993. The HotelView(R) Library contains short, concise visual brochures ("vignettes") depicting the specific characteristics and amenities of hotels and resorts in full-motion video. Each vignette is approximately two to three minutes in length and provides the viewer with a look at the hotel's amenities. All facilities included in the HotelView(R) Library are videotaped in a uniform manner and follow a format developed by the Company in order to maintain consistency and quality. Hotel and resort management are not involved in the development or content of the vignette except to verify accuracy, thereby permitting the HotelView(R) Library to be fair and consistent in its presentation. Professionally videotaped with a voice narrative, the vignette shows the features of the hotel, including rooms, conference facilities, lobby, pool, restaurants, grounds, sports facilities, and spas. Information concerning the location of the property relative to area attractions and airport facilities is also provided. The HotelView(R) Library is marketed to hotels and resorts, travel agencies, and potential travelers. By inclusion in the HotelView(R) Library, a hotel reaches thousands of travel agents and potential guests through a convenient, low cost, and effective method. The Company's HotelView(R) Library is initially being distributed on laser discs to its travel agency network. The Company is developing additional capabilities to make both the HotelView(R) Library and its other libraries available on the Internet, On-line services and ITV.


HOTELVIEW(R) IN TRAVEL AGENCIES

The Company believes it has established a niche market in the hotel and travel industry by providing travel agents and potential travelers with full motion vignettes about hotels and resorts located in North America, the Caribbean and Europe which are consistent in format, style, quality and duration. While various textual databases exist containing substantial information on hotels and resorts and their amenities (including brochures with photographs), these limited forms of media are becoming inadequate as consumers are demanding more detailed information in multi-media formats. The Company believes concise, non-promotional videos, with a voice narrative, specifically designed to provide the viewer with a clear perception of a hotel's or resort's facilities will meet this demand. The HotelView(R) Library is simple to use. The viewer loads the laser disc for the region they wish to view into the player and a menu appears that asks the viewer to select from a list of hotels by name or location. . The viewer can then make a selection and view a particular hotel. At any time, the viewer can also choose to view nearby services or attractions -- such as theme parks and sports facilities. The Company's concept is for a potential traveler to "Look Before You Book(TM)" a reservation so that travelers can make a more knowledgeable decision when choosing a hotel or resort.

For those travelers who are unable to visit a travel agency, HotelView(R) Library videos are also available through the mail. A traveler wishing to receive videos on specific hotels can call a HotelView(R) travel agent and request them. The agent can easily copy the desired videos from the discs onto VHS tape and mail the tape to the customer. Blank tapes and mailers are currently supplied at no charge by the Company to the travel agents.

The HotelView(R) Library can be used in conjunction with other travel agent tools, such as airline reservation system terminals and various hotel directories that list location, price range, and basic amenities for thousands of hotels worldwide. Once a traveler has identified a hotel or group of hotels that meets his requirements, the traveler can use the HotelView(R) Library to actually "see" the property. The Company believes that by using the HotelView(R) Library, travel agents can reduce costly research time and improve client satisfaction. Travel agents can use the video library themselves (to learn more about the hotels and resorts included in the HotelView(R) Library) or provide access to the library to their clients.

Each hotel or resort pays an annual fee of between $6,000 and $12,000 for inclusion in the HotelView(R) Library and must renew its agreement and pay a fee to the Company each year to remain in the Library. The Company owns all rights to the content contained in the HotelView(R) Library. Currently, the Company offers hotels and resorts the option of either paying the contract amount in full at the time of execution or payment of a cash deposit of $3,000, with the balance of the contract amount due under a performance-based arrangement. The hotel or resort is invoiced by the Company for the balance due under the original contract as rooms are booked by the HVC travel agency network. The Company generates quarterly reports which reflect the amount of room revenue a particular hotel or resort received from bookings made by the HVC travel agency network during that quarter. The performance-based arrangements provide that the balance due the Company by the hotel or resort is paid in an amount equal to a percentage (ranging from 100% to 30%) of the room revenue generated by the HVC travel agency network until the balance due under the contract is paid in full. Approximately 91% of the existing performance-based payment arrangements currently in place are either at the 100% level or the 50% level. As of the date hereof, all of the hotels or resorts which have contracted with the Company have opted to pay the cash deposit, with the balance payable under the performance-based arrangements. At March 31, 1997, the Company had a total service fee balance of $294,733 due under the performance based contracts, which revenue is not recorded by the Company until billed. While there can be no assurances, based upon the room revenues generated by the HVC travel agency network to date, management of the Company reasonably believes this balance will continue to be billed and collected by the Company pursuant to its terms.

The HotelView(R) Library is supplied free of charge to qualifying travel agencies who typically have a minimum of six agents, have been in business for at least five years, and have annual hotel bookings of at least $2,000,000. As of March 31, 1997, the HotelView(R) Library is installed in over 200 travel agencies in the United States. Each travel agency enters into a written agreement (the "Travel Agency Agreement") with the Company for an initial term of one year which term may be automatically renewed for additional one year periods unless terminated by either party upon 30 days prior written notice. Pursuant to the terms of the Travel Agency Agreement, the Company provides the travel agency with one complete HotelView(R) Library (including updates) on laser discs, a laser disc interactive player and TV/VCR combination (the hardware necessary to both view the HotelView(R) Library and make copies of selected vignettes for the travel agency clients to view at home) as well as requisite marketing materials. Both the discs and hardware remain the property of the Company. In turn, each travel agency is responsible for booking an average of at least $400 per month of room revenue in hotels or resorts contained in the HotelView(R) Library. In the event any travel agency does not generate room revenue of at least $1,200 in any given quarter, the Company in its sole discretion can remove the hardware and HotelView(R) Library and terminate the Travel Agency Agreement. Of the 400 travel agencies currently under contract with the Company approximately 200 of them have been equipped with the HotelView(TM) viewing system and received the first set of HotelView(R) Library discs in November 1996. The Company is currently in the process of evaluating the travel agencies' performance under the terms of the Travel Agency Agreements. As of the date of this Prospectus, the Company has not had sufficient time to make definitive evaluations regarding the travel agencies' performance.

As an additional incentive for travel agencies to promote hotels and resorts featured in the HotelView(R) Library, travel agencies who book in excess of $3,000 per quarter are entitled to participate in a pool to receive cash incentives from the Company. The amount of cash available to be distributed is equal to a maximum of 10% of the cash receipts received by the Company during the fiscal quarter from both contract fees and deposits under contracts. The travel agencies entitled to participate in the incentive pool are divided into four levels based upon the amount of business booked in the quarter as verified by the Company. Currently these levels are Level 1 - $3,001-$5,000, Level II - $5,001-$10,000, Level III - $10,001-$20,000, and Level IV - over $20,000. One quarter of the available cash incentive is divided equally among all the eligible pool participants; one quarter is divided equally among the agents in the Levels I, II and III; one quarter is divided equally among the agents in the Levels I and II; and the final one quarter is divided equally between the agents in Level I. The total cash incentives for the six months ended March 31, 1997 was $5,086 which is to be distributed to a total of approximatley 35 travel agencies. As collection of revenues based on bookings increases and the number of HotelView travel agencies grows, so will the amount paid to the travel agencies and the number of agencies qualifying for incentive payments. The Company may, however, at its sole discretion from time to time elect to change either the amount of cash available to be distributed as cash incentives or the parameters of the incentive pool, or both.

As set forth above, the Company has currently selected laser discs as the storage medium for the HotelView(R) Library since laser discs are extremely high quality, easy to use, and most importantly, allows instant access to individual vignettes. Unlike video tapes, laser discs do not require fast forward or reverse winding in order to access a particular part of the media. The viewing system used in the HotelView(R) Library system is provided by several leading manufacturers. The Company purchases the equipment comprised of a laser disc player and a combination television/VCR at a price of under $600. The Company has entered into a capital lease for certain of this equipment with an unaffiliated third party leasing company. The monthly lease obligation for 92 television/laser disc players and 75 VCRs is approximately $2,300 for a period of 26 months. A portion of the use of proceeds from this offering will be used to purchase an additional 400 viewing systems. See "Use of Proceeds."

The Company has also established pricing with Imation, a division of 3M Corporation, a leading supplier of laser discs, to create the disc masters at a one time per disc cost of $2,000. The agreement also provides for a $8 per disc copy cost. There are many other major suppliers of disc masters and laser discs, including Sony and Pioneer. Accordingly, the Company is not dependent on any one supplier for its equipment. The Company also uses local companies for its video tape replication, and there are many similar suppliers of these services at a local, state and national level.

HOTELVIEW(R) ON THE INTERNET

Because most Internet users have been raised on television, the Company believes video capabilities will prove to be an important part of the eventual success of the Internet. As previously discussed, many companies are developing full multi-media capabilities for the Internet which will include video transmission. These capabilities include video file streamers, a currently available software based product which allows transmission of files in a streaming method permitting the viewer to see the file (video) as it is being transmitted. This enables slower speed modems to view video in a faster way than waiting for the entire file to be downloaded. The Company is currently developing content for distribution over the Internet using existing technology. Because management of the Company believes that this will benefit hotels and resorts seeking exposure, the Company has continued to develop marketing and content relationships where the Company will offer Internet access to the HotelView(TM) Library of content as well as any of the Company's other libraries.

As high speed access (such as cable modems and digital satellite technology) becomes available, the Company plans to provide hotels and resorts with a single video storage location (file server) that will be connected to the Internet and linked to all major travel related websites. In this arrangement, Internet users visiting a travel website such as TravelWebJ (www.travelweb. com) can make airline reservations, select a hotel, see the HotelView(R) video and book the hotel without leaving the travel services' website. See "Business - Strategic Alliances." The hotel or resort's annual fee allows each of them to participate in both the HVC travel agency distribution network as well as to be included in the HotelView(R) Library on the Internet, when available, with links to all participating travel service websites. This exposure provides, in management's opinion, a competitive advantage to hotels and resorts included in the HotelView(R) Library in that the Company will store and distribute the video, thereby eliminating the front end costs associated with the costly hardware and communications necessary to distribute video over the Internet. A portion of the use of proceeds from this offering will be used to acquire the requisite hardware and software to link the Company to the Internet and provide links to other websites. It is anticipated the Company's Internet links will be operational within 60 days following the closing of this Offering. See "Use of Proceeds."

ADDITIONAL LIBRARIES UNDER DEVELOPMENT

Management of the Company believes the rapid development of high speed data transmission capability (such as cable modems) as well as new high speed file transfer technology will permit consumers to view on-line information in full-motion, full-color video and will generate an increasing demand for high quality video content. In addition to the HotelView(R) Library, the Company plans to create and maintain additional video libraries for travel related topics as well as on other topics of general consumer interests. These additional libraries will not be dependent on the technological architecture of the service (Internet, On-line service or ITV) which will deliver the content to the consumer.

The availability of such additional libraries, however, will be dependent upon the availability of high speed data transmission capability such as cable modems to the consumer. Currently, access to the Internet is available, for the most part, through telephone lines. Cable modems can move text, voice and pictures 50 to 100 times faster over cable television lines than standard telephone modems that send and receive information on personal computers. Cable modems are also faster than the telephone industry's high-speed data lines using "ISDN" technology.

Cable modem makers include Motorola, Bay Networks' LAN-city, General Instrument, Scientific-Atlanta and Hewlett-Packard. Cable companies such as Time Warner Cable, Cox Cable Communications, Continental Cablevision, Comcast Corp. and Tele-Communications Inc. began selling cable modems during late 1996. Some of the markets where the service is now offered include New Orleans, Louisiana; Akron, Ohio; Baltimore, Maryland; Hartford, Connecticut; Sarasota, Florida; Orange County, California and San Diego, California with many more markets slated to be added. Prudential Securities estimates the cable modem hardware business will grow from $40 million in 1997 to more than $450 million in 2000, with cable companies making an estimated $1.6 billion from high-speed data services. Management of the Company believes that content such as that owned and being developed by the Company will become in more demand as the cable modem market expands.

The following are examples of the libraries already in development stages by the Company.

        CRUISEVIEW(TM) - A visual database of top cruise ships and facilities.

        ATTRACTIONVIEW(TM) - A visual database of attractions and services located at destinations where the Company has hotel properties included in the HotelView(TM) Library.

        CONDOVIEW(TM) - A collection of time share residences in connection with other marketing partners in the interval ownership business.

        ADVENTUREVIEW(TM) - A collection of exotic and exciting vacations on video. Vignettes of unusual activities ranging from rafting trips, safaris, mountain climbing, diving expeditions and even hiking through the Amazon.

        CAMPVIEW(TM) - A collection of video tours of seasonal camps, sports camps and other types of campgrounds for children and adults.

        CONVENTIONVIEW(TM) - A visual library of convention centers and meeting facilities.

        CAMPUSVIEW(TM) - A visual database of American colleges and universities. Concise vignettes include tours of the school*s facilities, special program descriptions, and campus social life.

        CAREVIEW(TM) - A library of nursing homes, adult care centers and rehabilitation facilities.

        HEALTH & FITNESSVIEW(TM) - A collection of specific exercise videos. The viewer can customize a workout by watching and selecting only the exercise segments they need.

        MEDICALVIEW(TM) - Medical treatments are presented in-depth, in easy-to-understand, comforting terms by a physician specializing in that field.

        PRODUCTVIEW(TM) - A collection of consumer products presented in a format enabling consumers to review each item*s features and capabilities before they purchase. Selected manufacturer*s entire lines, in every model and color, will be shown. Full-motion instructional information will be included on products requiring assembly.

        TALENTVIEW - A collection of four independent talent-related libraries providing multi-media information, including:

            VOICE SELECT, a library of voice talent, by region, with up to five actual recordings of the talent's work and complete experience profile.

            DIRECTOR SELECT, a library of directors, by region, with resumes, profiles and actual video clips of their work.

            ACTOR SELECT, a library of actors and actresses with resumes, profiles and actual video clips of their work.

            MODEL SELECT, a library of models, by region, with actual clips of runway work and product presentations.

Based upon other opportunities which may present themselves to the Company, the Company may seek acquisitions of additional content or technology to facilitate the expansion of the Company's operations.

In conjunction with the planned expansion of the Company's product offerings, the Company is negotiating the terms which will permit it to acquire all rights and interests in four software products from Digital Criteria Search Technologies, Inc. ("DCST") including Voice-Select (a library of voice talent), ModelSelect (a library of modeling talent), DirectorSelect (a library of film and video directors) and ActorSelect (a library of acting talent), together with certain computer hardware and software related thereto. In addition, it is presently anticipated the Company will obtain the worldwide exclusive marketing rights for Checkmate, a multimedia dating service, and CareerSelect, a multimedia job opportunity library which also contains information concerning potential employment candidates and which will be available through the Internet. This software has not been marketed by DCST nor has DCST realized any revenue from it. It is presently anticipated the Company will tender shares of its Common Stock in payment for the rights to be acquired, however, the Company has not executed a definitive agreement as of the date hereof and; accordingly, the final terms of the transaction are not finalized nor are there any assurances the proposed transaction will be consummated.

VIDEOTAPING AND PRODUCTION


The HotelView(R) Library is being produced using an international network of independent professional camera crews, cultivated over 13 years by the Company's co-founder, Alan Saperstein, who was Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screens and staffing. See AManagement.@ The camera crews are independent contractors, enabling the Company to pay for services only as required. The Company has developed a network of camera crews in 40 states as well as in Europe, Japan, and the Far East. Crews in areas such as New York, Washington, D.C., Boston, Florida, Arizona, California, Nevada, Louisiana, Oregon, Hawaii and the Caribbean and Europe have already taped HotelView(R) vignettes. These crews have been trained by the Company to tape properties in an efficient and low cost manner. The Company's production staff has been trained to create vignettes which conform in content, quality and duration. The Company will use the same camera crews and cookie-cutter format employed in the HotelView(R) vignettes when developing its additional libraries.

The Company has a Media 100, a state-of-the-art non-linear video editing system, as well as a digital sound editing system fully operational in its Boca Raton, Florida facility. During the past few years, the advanced technology available through the use of digital editing systems, such as the Company's, have significantly reduced both the costs for the equipment as well as the post-production costs associated with creating full-motion videos such as those which form the basis of the Company's products. According to literature provided by Media 100 Inc. (MDA, Nasdaq), systems similar to those used by the Company are in use by nearly 10,000 users worldwide including a wide variety of companies such as Microsoft, Apple Computers, Hanna Barbera, BBC, CBS, CNN, MTV, TCI Cable, Time Warner Cable, Smithsonian Institution, DuPont,

General Motors, Sega Enterprises, Warren Miller Entertainment, the Central Intelligence Agency and the Los Alamos National Lab. Editing equipment once costing close to $1 million per editing suite is being replaced by digital editing systems such as those in use by the Company for less than $200,000. According to management based upon their previous experience, the sophistication of the digital technology is reducing the post-production time for similar type videos from as much as four days to as little as four hours.

The Company has hired and trained personnel to perform editing and final production tasks. Each editing suite will be staffed with a team consisting of an editor, a writer/producer and a graphic 3D artist. Each suite will be able to complete post-production on five to six vignettes per week on one shift, thereby permitting the Company to produce approximately 250 to 300 vignettes per year per editing suite. The Company currently has one editing suite. The editing equipment and software, which costs approximately $170,000, is being financed under capital lease agreements with an unaffiliated third party leasing company which terminate in 1998 with payments totaling approximately $5,500 per month. The Company expects to expand its video production capability by adding additional editing suites as demand for the Company's products increases. A portion of the use of proceeds from this Offering will be used by the Company for down payments on up to an additional 10 editing suites as well as the initial costs of staff for the editing suites. See "Use of Proceeds." Should the demand for the Company's products continue to increase, of which there are no assurances, the Company has the option of adding a second shift of editing suite personnel thereby increasing its post-production capacity without additional capital expenditures.


STRATEGIC ALLIANCES AND GENERAL MARKETING STRATEGIES

STRATEGIC ALLIANCES

One of the Company's marketing strategies is to enter into strategic alliances with enterprises that have the ability to reach customers in the Company's targeted markets. In this regard, the Company has successfully established relationships with prominent companies in the travel industry to assist the Company in the marketing and distribution of the HotelView(R) Library.

The Company has entered into a two year agreement (the "Pegasus Agreement") with Pegasus Systems, Inc. ("Pegasus") whereby Pegasus has agreed to use its reasonable efforts to market, endorse and promote the HotelView(R) Library to each of its hotel clients and to obtain executed agreements from hotels for inclusion in the HotelView(R) Library. Pegasus receives a commission of 20% on sales made for initial contracts and 10% for renewals of contracts obtained by it. The Pegasus Agreement also gives Pegasus an option to purchase up to 33-1/3% of the outstanding capital stock of HVC (currently a wholly-owned subsidiary of the Company) based upon the number of contracts between Pegasus member-based hotels and the Company. Specifically: at such time as the Company has entered into at least 1,000 initial contracts with Pegasus member hotels, Pegasus has the option to purchase up to 5% of HVC for $500,000 in cash; at such time as the Company has entered into at least an additional 1,500 initial contracts with Pegasus member hotels (for a total of 2,500 initial contracts) Pegasus has the option to purchase up to an additional 10% of HVC for $1 million in cash; at such time as the Company has entered into at least an additional 2,500 initial contracts with Pegasus member hotels (for a total of 5,000 initial contracts), Pegasus has the option to purchase up to an additional 10% of the Company for $1 million in cash; and, finally, at such time as the Company has entered into at least an additional 5,000 initial contracts with Pegasus member hotels (for a total of 10,000 initial contracts), then Pegasus has the option to purchase up to an additional 8.3% of the Company for $833,333 in cash. Assuming all performance levels were met by Pegasus, it would have the option to acquire 33 1/3% of HVC for a total cash payment of $3,333,333.

To the extent that Pegasus meets these levels and exercises its option, the Company's equity interest in HVC will be reduced by 33-1/3% to 66-2/3%. Management of the Company, however, does not believe this reduction in the Company's equity interest in HVC would have any adverse affect on the Company and the investors in this offering in that the Company would remain the majority shareholder of HVC, reporting HVC's revenues (which would be significantly enhanced by virtue of the revenue generated under the execution of the contracts with the Pegasus members) and assets on a consolidated basis with the Company, the Company would have received $3,333,333 of additional working capital in exchange for the minority interest in HVC, the Company's relationship with Pegasus would be further strengthened and the initial contracts with the Pegasus' members would, in the opinion of management of the Company, provide a recurring revenue stream to the Company by virtue of an annual renewal of a majority, if not all, of the initial contracts. For example, in order for Pegasus to exercise its options at each of the levels described above, and assuming that the average fee for a hotel that Pegasus obtains on behalf of the Company is $8,000 per hotel (based upon information provided by Pegasus that the average Pegasus member hotel is a domestic hotel whose annual fee will be $8,000), the Company would have realized gross revenues of (i) $8 million (for a 5% equity interest in HVC); (ii) an additional $12 million (for an additional 10% equity interest) for a total of $20 million, totaling a 15% equity interest;
(iii) an additional $20 million (for an additional 10% equity interest) for a total of $40 million totaling a 25% equity interest; and (iv) an additional $40 million (for an additional 8% equity interest) for a total of $80 million, totaling 33-1/3%. The Company believes, but there can be no assurances, that the additional revenues that will need to be generated in order for Pegasus to exercise its options will increase the Company's earnings, which, in turn, will increase shareholder value in the Company to a degree that it would not otherwise realize.

The Company has recently entered into negotiations with Advancestar Communications, which publishes Premier Hotels and Resorts magazine. It is the intent that Advancestar Communications will use its best efforts to market, endorse, and promote the HotelView(R) Library to its hotel clients and to obtain executed agreements between its hotels clients and the Company for inclusion in the HotelView(R) Library. The Company has not finalized terms of this agreement, and there are no assurances a formal agreement will be reached.

In June 1996 pursuant to a one year agreement, the Company retained the services of Stratus Management Group, Inc., ("SMGI") to provide the Company with consulting services which include developing marketing plans for HVC, developing products and services, analyzing partnership and acquisition opportunities, and structuring business relationships. SMGI is a management consulting firm with a worldwide management, strategic planning, marketing, technology and executive search practice specializing in hospitality and other travel related industries. In consideration for SMGI's services, the Company has the option to pay SMGI either $7,000 per month during the term of the agreement or $3,000 in cash and 938 shares of common stock per month. At all times during the term of its agreement with SMGI, the Company has elected the latter option.

In August 1996, the Company retained Keating Communications, Inc. ("Keating") as a consultant for public relation services for HVC which services include acting as a liaison with the press and providing press kits, setting up media interviews, assisting in special events, trade shows and seminars, undertaking a media audit on behalf of HVC, and general public relations counseling. In consideration for these services, the Company paid Keating $3,500 per month over the term of the agreement which terminated on December 31, 1996. Keating has over 30 years experience in international public relations and marketing communications and represents companies in the hospitality and other travel-related industries such as the Barbados Hotel Association, Chalet Susse, Consort Hotels, Elegant Resorts of Barbados, The Grande Collection of Hotels, Jarvis Hotels, Loews Hotels and Turnberry Scotland as well as numerous other companies including airlines, car rental agencies, cruise lines, financial institutions, governments, health care companies, rail lines and restaurants. Following the completion of this offering, the Company intends to engage Keating for an additional one year term.

The Company also anticipates engaging Irma S. Mann, Strategic Marketing, Inc. following the closing of this Offering to design trade show booths and collateral materials for the Company. Irma S. Mann, Strategic Marketing, Inc. is a full-service marketing and advertising firm specializing in the hospitality and travel industry. The Boston-based company's clients include Four Seasons Hotels and Resorts, ITT Sheraton Corporation, ANA Hotels, Sonesta International Hotels Corporation, Best Western International, Utell International and the Islands of the Bahamas.

MARKETING


The Company continues to target and establish relationships with major hotel chains, travel agencies, travel associations and travel bureaus throughout the United States, Canada, Europe and the Caribbean. While the Company has established relationships with a number of the larger hotel chains such as Hilton, Wyndham, Hyatt and SuperClubs, the Company is also focusing on lesser-known, but high quality hotels and resorts who may not have the name recognition of the larger chains and, thus, are often overlooked by travelers and travel professionals. The Company currently focuses on those hotels that have at least 100 rooms and a minimum daily room price of not less than $100 per day. The Company is also in the process of establishing relationships with smaller properties such as bed and breakfasts in the Caribbean and New England, as well as in targeted ski areas throughout the United States for inclusion in the HotelView(R) Library. The Company has already established relationships with agencies that are part of a number of the major consortiums including American Express7, VTS(R), and Carlson7.

The Company has begun a national advertising program in both newspapers and travel magazines introducing the HotelView(R) Library to consumers as well as to hotels and travel agents. The credibility the Company may gain from this program is expected to enhance the sales efforts and increase the closure rate of hotels. The Company has created a promotional video that demonstrates the operation of the HotelView(R) system. The video contains examples of hotel vignettes and shows the benefits of the system to the traveler, travel agent and hotel and resort operators. The video, along with various brochures, has been sent to the targeted travel agencies representing a significant portion of the leisure travel business. The Company has installed over 200 systems in travel agencies nationwide to promote the program and test its operation. The initial library consisting of four discs with hotels from New York; Boston;
Washington, D.C.; California; Arizona; Nevada; Florida and the Caribbean was distributed in November 1996. Through March 31, 1997, HVC travel agencies have produced approximately $1,180,000 in hotel bookings for hotels participating in the HotelView(R) Library.

To date, signed contracts with hotels for inclusion in the HotelView(R) Library have primarily resulted from the Company's direct sales group. Regional sales representatives are canvassing primary U.S., Caribbean, and European leisure destinations for the initial library. The direct sales representatives work in conjunction with a telemarketing department that sets appointments with hotel management. The Company has developed brochures, marketing collaterals and demo videos to support the sales efforts. The Company currently has four outside sales representatives located in New Jersey, California, Hawaii and Munich, Germany. As needed, the Company may increase its customer service staff.

The Company markets the HotelView(R) Library to travel agencies through the Company's in-house telemarketing staff which currently consists of one person. Marketing materials are provided to travel agencies that include a sample videotape of the Company's products and an explanation of the Library. Subsequent follow-up telephone calls are made by the Company's in-house staff. At that time, the travel agency usually determines whether it intends to enter into a written agreement with the Company.

As previously mentioned, the Company has established a sales office in Munich, Germany. To date, minimal revenues have been generated through this office; however, during the 12 months following this offering management of the Company believes, although there can be no assurances, that the Company's international operations will generate signed contracts with approximately 25 to 50 hotel properties for inclusion in the HotelView(R) Library generating approximately $250,000 in revenues and expenses of approximately $175,000. It is also anticipated by management that through the efforts of this Munich, Germany office the HotelView(R) Library will be installed in 40 to 50 European travel agencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

The Company is engaged in a highly competitive segment of the industry which disseminates information through video technology. The Company may compete directly or indirectly with many companies, a number of which are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. However, the Company believes, but there can be no assurances that, there are no competitors who have or are developing products using the same format, style, content and delivery as the Company's, although similar products may exist in different formats. Although individual hotels may undertake the production of a video of their property as a marketing tool, the Company knows of no other company that is assembling and distributing a library similar to the Company's HotelView(R) Library.

INTELLECTUAL PROPERTY

Each of the Company's vignettes is protected to the fullest extent under United States copyright law, and all foreign jurisdictions with whom the United States is part of a treaties concerning the protection of copyright (including the Berne Convention). As of May 30, 1995, the Company obtained federal trademark protection for its mark HotelView(R). The Company has also filed applications for federal trademark registration for the marks CruiseView(TM), CampusView(TM), Health & FitnessView(TM), MedicalView(TM), ConventionView(TM), AdventureView(TM), ProductView(TM) and Look Before You Book(TM). If and when a federal trademark registration is granted, the Company must file a statement of use during the fifth and sixth years from the date of grant. A trademark is granted for a period of 10 years and may be renewed for additional 10 year periods.

EMPLOYEES

The Company and its wholly owned subsidiary, HVC, currently have 13 full-time employees and one part-time employee, of which three are in management, two are in sales, two are in telemarketing/customer relations, three are in video production, and four are administrative.

FACILITIES

The Company currently leases approximately 3,525 square feet of office space in Boca Raton, Florida. The lease commenced on May 1, 1995 and continues for two years to April 30, 1997, with one two-year renewal option. The Company is not exercising the renewal option available under the lease. The Company and the landlord have agreed that the Company will continue on a month to month basis after April 30, 1997. The Company's monthly rent is $3,525. In addition, the Company is obligated for back rent which amount, as of March 31, 1997, was $1,494, which amount shall be satisfied as of April 30, 1997. The Company is currently searching for a location to relocate its corporate offices which will include space for additional editing suites in either Palm Beach or Broward county, Florida. Management does not anticipate the Company will have any difficulty locating adequate space at competitive prices. A portion of the proceeds from this offering will be used for such purchase and relocation expenses. See "Use of Proceeds."


LEGAL PROCEEDINGS

Neither the Company nor its subsidiary, HotelView Corporation, is a party to any material legal proceedings and, to the best of the Company's information, knowledge and belief, none is contemplated or has been threatened.

                                   MANAGEMENT

The following persons are the directors and executive officers of the Company:

NAME                      AGE      POSITION
----                      ---      --------

Randy S. Selman           41       President, Chief Executive Officer,  acting
                                   Chief Financial Officer, Director

Alan M. Saperstein        38       Vice President, Secretary,
Director

RANDY S. SELMAN. Since the Company's inception in May 1993, Mr. Selman has served as the Company's Chief Executive Officer, President, and a director and since September 1996, its acting Chief Financial Officer. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (SKTC-Nasdaq SmallCap Market), a publicly-traded software development company. SKTC develops and markets software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in the company's initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

ALAN M. SAPERSTEIN. Mr. Saperstein has served as the Company's Vice President, Secretary and a director since its inception in May 1993. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations which have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

Officers are elected annually by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The officers of the Company devote full time to the business of the Company. The Company has purchased key-man insurance on the life of Mr. Saperstein and intends to purchase similar insurance for Mr. Selman within 60 days from the date of this Prospectus. Additionally, following the date hereof the Company intends to undertake an employment search to hire a full-time Chief Financial Officer. See "Use of Proceeds."


There is no family relationship between any of the executive officers and directors.

BOARD DESIGNEES

On the date of this Prospectus, the Company expanded its Board of Directors by the addition of the following three individuals. Of the additional directors, Messrs. Swirsky and Service are deemed to be outside directors.

BEN SWIRSKY. Since June 1993, Mr. Swirsky, 55, has been the President and Chief Executive Officer of Slater Steel, Inc., a publicly traded company listed on the Toronto Stock Exchange (SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky is also a member of the Board of Directors of the Four Seasons Hotel Corp., a chain of first class hotels located throughout the world.

BRIAN K. SERVICE. Mr. Service, 49, is currently an international business consultant with clients in North and South America, the United Kingdom, Asia, Australia and New Zealand. From October 1992 to October 1994 Mr. Service was CEO and Managing Director of Salmond Smith Biolad, a New Zealand publicly-traded company . From October 1986 to October 1992 he was CEO and Executive Chairman of Milk Products Holding (North America) Inc., a wholly-owned subsidiary of the New Zealand Dairy Board in Santa Rosa California, which was the sole marketer of New Zealand dairy products in North America.

ERIC JACOBS. Mr. Jacobs, 49, has been Vice President and General Manager of the Company's wholly owned subsidiary, HotelView Corporation since March 1996. Since 1976, Mr. Jacobs has served as the Chairman of the Miami Beach Visitor and Convention Authority and since September 1993, he has served as Chairman of the Greater Miami and the Beaches Hotel Association. Since 1972 Mr. Jacobs has been a member of Miami Beach Chamber of Commerce and has served as its Chairman since September 1996. From 1972 through October 1993, Mr. Jacobs was the owner, President, and General Manager of the Tarleton Hotel, Miami Beach, Florida.


ELECTION OF DIRECTORS


Each director is elected at the Company's annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. At present, the Company's bylaws provide for not less than two directors. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

DIRECTORS' COMPENSATION

Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors' meetings. Pursuant to the Company's 1996 Stock Option Plan (the "Plan"), directors who are not 10% shareholders or employees may receive a grant of Common

Stock and non-qualified stock options as described under the Plan. In the alternative, at the option of the Company and subject to the terms of the Underwriting Agreement, the Company may grant outside directors fair market value options outside of the Plan.

On the date of this Prospectus, the Company granted to each of Messrs. Service and Swirsky options outside of the Plan to each acquire 50,000 shares of the Company's Common Stock at an exercise price of $6.00 per share, being the fair market value on the date of grant. The term of these options is five years from the date of grant, with 25,000 options vesting on the first anniversary of the date of grant, 12,500 vesting on the second anniversary of the date of grant and the remaining 12,500 vesting on the third anniversary of the date of grant. Once vested, the options remain exercisable until the expiration date thereof. In the event, however, either Mr. Service or Mr. Swirsky are not members of the Company's Board of Directors at the time the options vest, they will no longer be entitled to receive such options.

EXECUTIVE COMPENSATION

CASH COMPENSATION

         The following table shows, for the three year period ended September 30, 1996, the cash and other compensation paid by the Company to its President, acting Chief Financial Officer and Chief Executive Officer and its Vice President and to each of the executive officers of the Company who had annual compensation in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                                                   OTHER                                          ALL
NAME AND                                           ANNUAL      RESTRICTED                        OTHER
PRINCIPAL                                          COMPEN-       STOCK       OPTIONS/   LTIP     COMPEN-
POSITION           PERIOD    SALARY     BONUS      SATION        AWARDS      SARS(#)             SATION
--------           ------    ------     -----      ------        ------      -------    ----     ------
Randy S. Selman    1996      $83,000     -0-       $2,092.84(1)     -0-      137,230      -0-      -0-
President, Chief   1995      $43,333     -0-       $2,174.83(2)     -0-        -0-        -0-      -0-
Executive Officer  1994         -0-      -0-        -0-             -0-        -0-        -0-      -0-
acting Chief Financial
Officer, Director

Alan Saperstein    1996      $83,000     -0-       $5,927.19(3)      -0-     137,230      -0-      -0-
Vice President,    1995      $43,333     -0-       $5,951.73(4)      -0-       -0-        -0-      -0-
Secretary,         1994         -0-      -0-        -0-              -0-       -0-        -0-      -0-
Director

--------------

(1) Includes $568.70 for disability insurance and $1,524.14 for medical insurance.
(2) Includes $616.00 for disability insurance and $1,558.83 for medical insurance.
(3) Includes $424.08 for disability insurance and $5503.11 for medical insurance (family plan).
(4) Includes $388.74 for disability insurance policy and $5,562.99 for medical insurance (family plan).

EMPLOYMENT AGREEMENTS
The Company has entered into employment agreements (the "Agreements") with Randy
S. Selman, the Company's Chief Executive Officer, President, acting Chief Financial Officer, and a director, and with Alan Saperstein, the Company's Vice President, Secretary, and a director effective October 19, 1996. Each of the Agreements between the Company and Messrs. Selman and Saperstein, as amended on April 30, 1997, is substantially similar. The term of the Agreements is for three years from the effective date of the Agreements and is renewable for successive one year terms unless terminated. The annual salary under each of the Agreements is $125,000, which amount will be increased by 10% each year. Messrs. Selman and Saperstein are also each eligible to receive an annual bonus in cash or stock equal to 3% of the Company's earnings before income tax, depreciation and amortization (EBITDA) on that portion of EBITDA that has increased over the previous year's EBITDA. Additionally, on January 1 of each year

Messrs. Selman and Saperstein shall receive options (which contain certain anti-dilution provisions) to purchase 125,000 shares of Common Stock at a $6.00 per share for an exercise period of five years from the Grant Date.

The Agreements also provide, among other things, for participation in any profit-sharing or retirement plan and in other employee benefits applicable to employees and executives of the Company. The Agreements further provide for an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Messrs. Selman and Saperstein. The Agreements also provide for benefits in the event of disability and contain certain non-disclosure and non-competition provisions. Additionally, Messrs. Selman and Saperstein may be granted certain bonus incentives by the Company's Board of Directors. Furthermore, the Company has agreed to indemnify each of them for any obligations or guaranties which either of them may have undertaken on behalf of the Company.

Under the terms of the Agreements, the Company may terminate the employment of Mr. Selman or Mr. Saperstein either with or without cause. If the Agreement is terminated by the Company without cause, or by Mr. Selman or Mr. Saperstein, as applicable, the Company would be obligated to pay that executive an amount equal to three times that executive's current annual compensation (including base salary and bonus), payable in bi-weekly installments (except in the case of a termination upon a change in control wherein the executive may elect either a lump sum payment, discounted to present market value or payment over a three year period in bi-weekly installments). Additionally, the executive would be entitled to participate in and accrue medical benefits for a period of two years after the date of termination without cause (by the Company) or for good cause (by the executive). To the extent that either Messrs. Selman or Saperstein are terminated for cause, no severance benefits shall be paid.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended September 30, 1996 to each person named in the Summary Compensation Table.


                                    NUMBER OF       % OF TOTAL
                                    SECURITIES      OPTIONS/SARS
                                    UNDERLYING      GRANTED TO      EXERCISE OR
                                    OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                                GRANTED(#)      FISCAL YEAR     ($/SHARES)       DATE
----                                ------------    ------------    -----------   ----------
Randy S. Selman, President,
Chief Executive Officer,
acting Chief Financial
Officer, Director                    137,230            50%           $.00016     12/31/01

Alan Saperstein, Vice President
Secretary, Director                  137,230            50%           $.00016     12/31/01

INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

On February 9, 1997 the Board of Directors and a majority of the Company's shareholders adopted the Plan.

The purpose of the Plan is to increase the employees', advisors, consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The purpose of the Plan is also to enable the Company to attract and retain the services of experienced and highly qualified employees and non-employee directors.

The Company has reserved an aggregate of 200,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). As of the date of this Prospectus, no options have been granted under the Plan. The Board of Directors or a Committee of the Board of Directors (the "Committee") will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.


The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.


Officers, directors and key employees of and consultants to the Company and its subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.


The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on approximately 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LIMITATION OF LIABILITY

Under Florida law, the Company's directors are protected against personal liability for monetary damages from breaches of their duty of care. As a result, the Company's directors will not be liable in an action by the Company or a shareholder for monetary damages alleging negligence or gross negligence in the performance of their duties. In such actions, they remain liable for monetary damages for wilful misconduct, conscious disregard of the best interest of the Company, and for transactions from which a director derives an improper personal benefit. Directors also remain liable under another provision of Florida law which makes directors personally liable for unlawful distributions and expressly sets forth a negligence standard with respect to such liability. The liability of the Company's directors under federal or applicable state securities laws is also unaffected. The Company has applied for directors' liability insurance.

While a Company's directors have protection from awards of monetary damages for breaches of fiduciary duty, that does not eliminate their fiduciary duty. Equitable remedies, such as an injunction or rescission based upon a director's breach of fiduciary duty, are still available.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In February 1995 the Company granted each of Messrs. Selman and Saperstein, executive officers and directors of the Company, options to acquire 137,230 shares of the Company's Common Stock at an exercise price of $.00016 per share as a bonus. See "Management - Executive Compensation" and the Financial Statements.

In addition, the Company and Messrs. Selman and Saperstein were parties to a stock repurchase agreement under which, upon the death of either Mr. Selman or Mr. Saperstein, the Company would have been obligated to purchase the shares of Common Stock owned by the estate of the deceased shareholder. This agreement was terminated as of the date of this Prospectus. See Note 8 - Financial Statements.

                             PRINCIPAL SHAREHOLDERS


At March 31, 1997 there were 1,889,849 shares of the Company's Common Stock issued and outstanding. The following table sets forth certain information regarding the Company's Common Stock (currently the sole class of voting securities) beneficially owned at March 31, 1997 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and officer of the Company, and (iii) all directors and officers as a group. Unless otherwise set forth, the mailing addresses for the individuals named is 1600 South Dixie Highway, Suite 3A, Boca Raton, Florida 33432.


CLASS                                     AMOUNT AND NATURE                  PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS                      OF BENEFICIAL OWNERSHIP                  OF COMMON STOCK OWNED
OF BENEFICIAL OWNER                PRIOR TO OFFERING  AFTER OFFERING     PRIOR TO OFFERING     AFTER OFFERING
--------------------               -----------------  --------------     -----------------     --------------
Randy S. Selman (1)                     318,639           242,746                 15.7%               8.0%

Alan M. Saperstein (2)                  338,513           262,620                 16.7%               8.7%

Ben Swirsky(3)                                0                 0                    0                  0

Brian K. Service(4)                      10,938                 0                   (5)                 0

Eric Jacobs                               4,390               781                   (5)                (5)

Fleet National Bank, N.A. Trustee,
U/A Frederick A. DeLuca 102
Qualified Annuity Trust(6)              157,683           135,362                  8.3%               4.7%

All Officers and
 Directors as a group

(five persons)(1)(2)(3)(4)              672,480           506,147                 31.0%              23.3%

--------------

(1) Includes presently exercisable options and warrants to acquire an aggregate of 140,021 shares of Common Stock and assumes the sale of 75,000 shares of Common Stock by Mr. Selman to the Underwriters to cover the exercise of the Common Stock Over-Allotment Option, as well as the sale of 893 shares of Common Stock in the Concurrent Offering. See "Management", "Concurrent Offering" and "Underwriting."

(2) Includes presently exercisable options and warrants to acquire an aggregate of 138,570 shares of Common Stock and assumes the sale of 75,000 shares of Common Stock by Mr. Saperstein to the Underwriters to cover the exercise of the Common Stock Over-Allotment Option, as well as the sale of 893 shares of Common Stock in the Concurrent Offering. See "Management", "Concurrent Offering" and "Underwriting."

(3) Does not include options to acquire an aggregate of 50,000 shares of Common Stock at an exercise price of $6.00 per share which will be granted immediately following the closing of this offering. See "Management - Directors Compensation."

(4) Shares are owned of record by International Business Consultancy, of which Mr. Service is the sole owner. Does not include options to acquire an aggregate of 50,000 shares of Common Stock at an exercise

                                       47

         price of $6.00 per share which will be granted immediately following the closing of this offering. See "Management - Directors Compensation."

(5)      Represents less than 1%.

(6)      The address is P.O. 40460, Rochester, New York 44609.


                            DESCRIPTION OF SECURITIES

COMMON STOCK


The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.0001, of which 1,889,849 shares are issued and outstanding as of March 31, 1997, which are held of record by 128 shareholders. The outstanding shares of Common Stock are fully paid and non-assessable.

The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.

Upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, after the payment of the Company's debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive or conversion rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The holders of Common Stock are entitled to share equally in dividends if, as and when declared by the Board of Directors of the Company, out of funds legally available therefor, subject to the priorities accorded any class of preferred stock which may be issued. A consolidation or merger of the Company, or a sale, transfer or lease of all or substantially all of the assets of the Company, which does not involve distribution by the Company of cash or other property to the holders of Common Stock, will not be deemed to be a liquidation, dissolution or winding up of the Company.

PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.0001 per share. The Company has previously designated two series of preferred stock consisting of 650,000 shares which were designated as Series A Convertible Preferred Stock and 1,000,000 shares which were designated as Series B Convertible Preferred Stock. Both such series of preferred stock have been converted into shares of the Company's Common Stock pursuant to each series' designations, rights and preferences. Upon such conversion, the shares of preferred stock so designated have been returned to the treasury of the Company and remain preferred stock with no designation. As of the date hereof, the Company has no shares of preferred stock issued and outstanding.

The Board of Directors of the Company has the authority, without further action by shareholders, to issue the preferred stock in one or more series, and to fix for any series the dividend rate, redemption price, liquidation or dissolution preferences, conversion rights, voting rights and other preferences and privileges.

WARRANTS


COMMON STOCK PURCHASE WARRANTS

The Company is offering 1,000,000 redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock at $6.00 per share ("Warrant Exercise Price") commencing six months from the date of this Prospectus ("Effective Date") until five years after the Effective Date. The Warrants are redeemable by the Company for $.05 per Warrant, at any time commencing six months from the date of this Prospectus, upon 30 days' prior written notice, if the closing bid price of the Company's Common Stock as reported by the principal exchange on which the Common Stock is traded equals or exceeds $7.20 per share for 20 consecutive trading days and ending 30 days prior to the notice of redemption.

The Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. In addition, because the Warrants may be transferred, it is possible that the Warrants may be acquired by persons residing in states where the Company has not registered, or is not exempt from registration. In such event, if the shares of Common Stock underlying the Warrants are not registered or qualified for sale in the state in which a Warrant holder resides, such holder might not be permitted to exercise the Warrants. Moreover, even if the Warrants could be transferred, the shares of Common Stock underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those states would have no choice but to attempt to sell their Warrants or to let them expire unexercised. See "Risk Factors."

Each Warrant may be exercised by surrendering the Warrant certificate, with the form of election to purchase on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. The Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

Holders of the Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Warrants, the Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Warrants are not entitled to participate in the distribution of the Company's assets.

For the life of the Warrants, subject to the redemption provision, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Warrants remain exercisable. The holders of these Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Warrants.

In the event that the Warrants are called for redemption, the Warrant holders may not be able to exercise their Warrants in the event that the Company has not updated this Prospectus in accordance with the requirements of the Securities Act or these securities have not been qualified for sale under the laws of the state where the Warrant holder resides. See "Risk Factors." In addition, in the event that the Warrants have been called for redemption, such call for redemption could force the Warrant holder to either (i) assuming the necessary updating to the Prospectus and state blue sky qualifications have been effected, exercise the Warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the stock, could be substantially less than the market value thereof at the time of redemption.

THE FOREGOING DISCUSSION DOES NOT ADDRESS THE TAX CONSIDERATIONS THAT MAY INVOLVE A PARTICULAR PURCHASER. ACCORDINGLY, ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES OF COMMON STOCK AND WARRANTS.

OTHER OUTSTANDING WARRANTS

Additionally, as of the date of this Prospectus, there are warrants outstanding to purchase an aggregate of 173,425 shares of Common Stock, of which 90,201 shares are exercisable at 110% of the initial offering price of the Company's Common Stock ($6.60 per share) through the second anniversary of the date of this Prospectus; 62,500 shares of which are exercisable at $5.00 per share through the second anniversary of the date of this Prospectus; 8,334 shares of which are exercisable at $2.80 per share through May 20, 1999; 5,581 of which are exercisable at $1.40 per share through March 31, 1998; 2,679 of which are exercisable at $1.40 per share through December 1, 1997; and 4,130 of which are exercisable at $1.40 per share through July 26, 1998, which warrants are held by Randy S. Selman, the Company's President, Chief Executive Officer and acting Chief Financial Officer (2,791 warrants) and by Alan Saperstein, the Company's Executive Vice President and Secretary (1,339 warrants). The shares of Common Stock underlying the warrants described in this paragraph may not be sold, transferred or assigned for a period of 24 months from the date of this Prospectus without the prior written consent of the Representative. The Representative does not have any general policy with respect to the release of shares prior to the expiration of the lock-up.

STOCK OPTIONS

As of the date of this Offering, there are stock options to purchase an aggregate of 282,720 shares of Common Stock outstanding, which includes (i) 1,395 of which are exercisable at $5.60 per share through March 31, 1999, (ii) 2,679 of which are exercisable at $1.40 per share through May 30, 1998, (iii) 4,186 of which are exercisable at $1.40 per share through March 31, 1999, and
(iv) 274,460 are exercisable at $.00016 per share commencing January 1, 1997 and continue for a period of five years thereafter, which options are held by Randy
S. Selman, the Company's President, Chief Executive Officer and Chief Financial Officer (137,230 options) and by Alan Saperstein, the Company's Executive Vice President and Secretary (137,230 options). See "Management."

CERTAIN FLORIDA LEGISLATION

Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires super majority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and the Company's Articles and Bylaws also authorize the Company to indemnify the Company's directors, officers, employees and agents. In addition, the Company's Articles and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

                   RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE


All of the Company's currently outstanding shares of Common Stock are "restricted securities" and, in the future may be sold upon compliance with Rule 144, adopted under the Securities Act. In general, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) 1% of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for one year if there is adequate current public information available concerning the Company.

Upon the sale of the Common Stock offered hereby, the Company will have 2,889,849 shares of its Common Stock issued and outstanding, of which 682,169 shares are "restricted securities," 1,000,000 shares are being registered under the registration statement of which this Prospectus is a part and 1,207,680 shares are being registered pursuant to an Alternate Prospectus of even date (of which an aggregate of 166,333 are being offered by affiliates, including principal shareholders of the Company). Included in the Alternate Prospectus are 150,000 shares of Common Stock being registered should the Underwriters elect, in their sole discretion, to exercise the Common Stock Over-Allotment Option. See "Underwriting." Of the remaining 1,057,680 shares of Common Stock being sold pursuant to the Alternate Prospectus, 85,000 shares are not subject to any lock-up period, 181,152 shares of Common Stock may not be transferred for 12 months from the date hereof, 120,768 shares of Common Stock may not be transferred for 18 months from the date hereof, and the remaining 670,760 shares may not be transferred for 24 months from the date hereof, subject to earlier release at the sole discretion of the Underwriters. Additionally, all securities held by the Company's shareholders, other than those included in the Alternate Prospectus, are subject to the 24-month lock-up period.

After expiration of these lock-up agreements, all outstanding shares of Common Stock will be eligible for sale under Rule 144. The availability for sale of substantial amounts of Common Stock subsequent to this offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. Prospective investors should be aware that the possibility of such sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities", "Principal Shareholders," "Concurrent Offering," and "Risk Factors."

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is Interwest Transfer Co., Inc., 1981 East Murray Holladay Road. Suite 100, Salt Lake City, UT 84117


                                  UNDERWRITING

Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters"), for whom Noble International Investments, Inc. is acting as representative (the " Representative"), have severally agreed to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of securities set forth opposite their respective names.

         NAME OF UNDERWRITER             NUMBER OF SHARES    NUMBER OF WARRANTS
         -------------------             ----------------    ------------------

Noble International Investments, Inc.

               Total                         1,000,000            1,000,000

The Underwriters are committed to purchase all of the shares of Common Stock and Warrants offered hereby, if any of such securities are purchased. Notwithstanding the foregoing, the Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent, including the absence of any material change in the Company's business and the receipt of certain certificates, opinions and letters from the Company and certain certificates from the Selling Security Holders.

Messrs. Selman and Saperstein, executive officers and directors of the Company, have granted the Underwriters the Common Stock Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase up to a maximum of 150,000 additional shares of Common Stock at the offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any. In addition, the Company has granted to the Underwriters the Warrant Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase up to a maximum of 150,000 additional Warrants at the offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any. To the extent the Underwriters exercise such options, each Underwriters will have a firm commitment, subject to certain conditions, to purchase a number of the additional shares of Common Stock and/or Warrants proportionate to such Underwriters' initial commitment. The Underwriters may, in their sole discretion, elect to exercise either the Common Stock Over-Allotment Option, the Warrant Over-Allotment Option, or both.

The Company has been advised by the Representative that the Underwriters propose to offer the shares of Common Stock and the Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") at such prices less concessions not to exceed

$____ per share of Common Stock and $___ per Warrant. After the initial public offering, the public offering price, concession and reallowance may be changed by the Representative.

The Company has also agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale by the Company of the shares of Common Stock and Warrants, of which $35,000 has been paid to date.

In connection with this offering, the Company has agreed to sell to the Underwriters, or their designees, for nominal consideration, warrants (the "Underwriters' Warrants") to purchase from the Company an aggregate of 100,000 shares of Common Stock and 100,000 Warrants. The Underwriters' Warrants are initially exercisable at an exercise price of $7.20 per share of Common Stock and $.12 per Warrant, which are in turn exercisable at $8.64 per share, representing 120% of the initial public offering prices, for a period of four years, commencing one year from the date of this Prospectus. The Underwriters' Warrants, which are restricted from sale, transfer, assignment or hypothecation for a period of 12 months from the date hereof, except to officers, consultants and partners of the Underwriters, contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise of the Underwriters' Warrants upon the occurrence of certain events including subdivisions and combinations of Common Stock. The Underwriters' Warrants grant to the holders thereof certain registration rights under the Securities Act for the securities issuable upon the exercise thereof.

During the exercise period of the Underwriters' Warrants, the Underwriters (or the then holders of a majority of the Underwriters' Warrants) shall have the right to require the Company to prepare and file one post-effective amendment to the Registration Statement of which this Prospectus forms a part thereof or a new Registration Statement, if then required under the Securities Act, covering all or any portion of the Underwriters' Warrants and/or underlying shares of Common Stock. The Underwriters or the holders of the Underwriters' Warrants are also entitled to request "piggy back" registration rights on two occasions during the period such Underwriter's Warrants remain outstanding. The Company shall bear all expenses incurred in the preparation and filing of any such Registration Statement or post-effective amendment.

The Underwriting Agreement provides that the Company and its affiliates have granted the Underwriters a right of first refusal for a period of three years from the date of this Prospectus for the underwriting of any public or private sale of securities of the Company to be made by the Company, or for any public or private sale of securities of the Company to be made by its principal shareholders or subsidiaries, subject to certain provisions. The Underwriting Agreement further provides that except for the issuance of shares of Common Stock upon the exercise of any currently outstanding options and warrants (including options to be granted pursuant to the Plan), or in connection with a merger or acquisition transaction involving non-affiliates, or in a subsequent public offering at a price not less than 90% of the average of the closing bid prices of the Common Stock as reported on The Nasdaq SmallCap Market for the 21 consecutive trading days immediately preceding such offering, or in a private sale at not less than 70% of such average closing bid prices, the Company will not sell or otherwise dispose of any securities without the prior written consent of the Representative.

The Underwriting Agreement provides that the Company agrees to appoint the Representative to act as warrant solicitation agent for five years from the date hereof and the Underwriters shall be entitled to receive a 7% conversion fee upon the exercise of the Warrants, subject to the Underwriters' compliance with the rules and regulations of the NASD. In accordance with NASD Notice of Members 81-38, no warrant solicitation fee shall be paid (i) upon exercise where the market price of the underlying Common Stock is lower than the exercise price;
(ii) for the exercise of warrants held in any discretionary account; (iii) upon the exercise of warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and (iv) upon the exercise of warrants in unsolicited transactions.

In connection with this offering, certain Underwriters and selling group members and their respective affiliates may engaged in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may including stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 150,000 shares of Common Stock, by exercising the Common Stock Over-Allotment Option. In addition, the Representative may impose "penalty bids" under contractual arrangements with the Underwriters, whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of other Underwriters, the selling concession with respect to the Common Stock that is distributed in any offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

The Company has also agreed that for a period of five years the Company shall cause one individual selected by the Representative to be appointed to the Board of Directors of the Company, provided that such person is reasonably acceptable to the Company. Management of the Company has obtained agreements from the Company's directors, officers and 5% shareholders to vote all shares of the Company owned by such individuals or entities in favor of such designee. See "Management."

The Company has also agreed to enter into a financial consulting agreement with the Representative which agreement will provide for a one year term with a consulting fee of $61,000 per year, the entire fee to be paid in advance at the closing of this offering. Pursuant to such agreement, the Company has agreed to pay the Representative a finder's fee of 5% in the event the Representative originates any merger, acquisition, joint venture or similar event to which the Company or a subsidiary is a party.

The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed 5% of the securities offered hereby. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make.

Prior to this offering, there has been no public market for the Company's securities. The initial public offering price for the Common Stock and Warrants, and the exercise price thereof, was determined by negotiation between the Company and the Representative and should not be considered indicative of the actual value of the Common Stock. Among the factors considered in determining this price were the Company's current financial condition and prospects, the market prices of similar securities of comparable publicly traded companies and the general condition of the securities markets and such other factors as were deemed relevant.

The foregoing is a brief summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. See "Additional Information."


                                  LEGAL MATTERS


Legal matters in connection with the Common Stock being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Partners of the law firm of Atlas, Pearlman, Trop & Borkson, P.A. own an aggregate of 3,348 shares of Common Stock of the Company, of which an aggregate of 1,674 shares are being registered pursuant to the Alternate Prospectus of even date. Broad and Cassel, a general partnership including professional associations, Miami, Florida, has acted as counsel to the Underwriters in connection with this Offering.


                                     EXPERTS

The consolidated balance sheets of the Company as of September 30, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (May 17, 1993) to September 1994 and the years ended September 30, 1995 and 1996, included in this Prospectus have been so included in reliance upon the report of Goldstein Lewin & Co., independent certified public accountants, given on authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

The Company has filed with the Commission, in Washington, D.C. a Registration Statement on Form SB-2, pursuant to the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in said Registration Statement, and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300,, New York, New York 10048; and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained form the public reference facilities at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission and the address of such site is (http://www.sec.gov).


The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company will furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Certified Public Accountant                            F-2

Consolidated Balance Sheets as of September 30, 1995
  and 1996                                                    F-3 - F-4

Consolidated Statements of Operations for the Years
  Ended September 30, 1995 and 1996 and for the Period
  from Inception (May 17, 1993) to September 30, 1994            F-5

Consolidated Statements of Stockholders' Equity
  (Deficit) for the Years Ended September 30, 1995 and
  1996 and for the Period from Inception (May 17, 1993)
  to September 30, 1994                                          F-6

Consolidated Statements of Cash Flows for the Years
  Ended September 30, 1995 and 1996 and for the Period
  from Inception (May 17, 1993) to September 30, 1994         F-7 - F-9

Notes to the Financial Statements                            F-10 - F-22

Unaudited Condensed Consolidated Balance Sheet
  as of March 31, 1997                                       F-23 - F-24

Unaudited Condensed Consolidated Statements of
  Operations for the Six Months Ended March
  31, 1996 and 1997                                              F-25

Unaudited Condensed Consolidated Statement of
  Stockholders Equity (Deficit) for the Six
  Months Ended March 31, 1997                                    F-26

Unaudited Condensed Consolidated Statements of
  Cash Flows for the Six Months Ended March
  31, 1996 and 1997                                          F-27 - F-28

Notes to the Condensed Consolidated Financial
  Statements                                                 F-29 - F-32

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Stockholders
Visual Data Corporation and Subsidiary
Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of Visual Data Corporation and Subsidiary as of September 30, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended September 30, 1995 and 1996 and the period from inception (May 17, 1993) to September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visual Data Corporation and Subsidiary as of September 30, 1995 and 1996, and the results of their operations and their cash flows for the years ended September 30, 1995 and 1996 and the period from inception (May 17, 1993) to September 30, 1994, in conformity with generally accepted accounting principles.

                                                      GOLDSTEIN LEWIN & CO.

Boca Raton, Florida
December 4, 1996

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                           SEPTEMBER 30,
                                                    ---------------------------
                                                       1995              1996
                                                    ----------        ----------

CURRENT ASSETS
  Cash                                              $  249,678        $  158,377
  Stockholder Receivables                               11,000            50,000
  Accounts Receivable, Net of
   Allowance for Doubtful
   Accounts of $14,056 in 1996                            --              42,168
  Prepaid Expenses                                       8,837            32,145
                                                    ----------        ----------
          Total Current Assets                         269,515           282,690
                                                    ----------        ----------
PROPERTY AND EQUIPMENT, Net                            193,885           272,393
                                                    ----------        ----------
OTHER ASSETS
  Financing Costs, Net of
   Accumulated Amortization of
   $51,000 in 1996                                        --             102,000
  Security Deposits                                     19,059            21,691
  Organization Expenses, Net                               573               377
  Deferred Offering Costs                                 --             650,000
                                                    ----------        ----------

                                                        19,632           774,068
                                                    ----------        ----------

                                                    $  483,032        $1,329,151
                                                    ==========        ==========


                     The Accompanying Notes are an Integral
                       Part of These Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                           SEPTEMBER 30,
                                                   ----------------------------
                                                       1995             1996
                                                   -----------      -----------


CURRENT LIABILITIES
  Current Portion of Liability
    Under Capital Leases                           $    35,615      $    50,293
  Accounts Payable and Accrued
    Liabilities                                         57,370          229,043
  Customer Deposits                                      7,000           70,500
  Current Portion of Deferred Rent
    Benefit                                              3,038            1,772
  Loans Payable-Stockholders                              --             50,000
                                                   -----------      -----------
          Total Current Liabilities                    103,023          401,608
                                                   -----------      -----------
LONG-TERM LIABILITIES
  Convertible Notes Payable, Net
   of Discount                                            --            680,000
  Liability Under Capital Leases,
    Net of Current Portion                              80,641           58,142
  Deferred Rent Benefit, Net of
    Current Portion                                      1,772             --
                                                   -----------      -----------
                                                        82,413          738,142
                                                   -----------      -----------
COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred Stock, Par Value $.0001
   Per Share; Authorized 5,000,000
   Shares:
    Series A Convertible Preferred
     Stock, Designated 650,000 Shares;
     Issued and Outstanding 185,716
     Shares                                                 19               19
    Series B Convertible Preferred
     Stock, Designated 1,000,000
     Shares; Issued and Outstanding
     -0- Shares at September 30, 1995;
     113,750 Shares at September 30, 1996                 --                 11
  Common Stock, Par value $.0001 Per
   Share; Authorized 20,000,000
   Shares; Issued and Outstanding
   873,306 Shares at September 30,
   1995; 1,166,275 Shares at September
   30, 1996                                                 87              117
                                                   -----------      -----------
  Additional Paid-In Capital                           986,815        2,770,281
                                                   -----------      -----------
  Accumulated Deficit                                 (689,325)      (2,581,027)
                                                   -----------      -----------
                                                       297,596          189,401
                                                   -----------      -----------
                                                   $   483,032      $ 1,329,151
                                                   ===========      ===========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                   FROM MAY 17,
                                  1993 (INCEPTION)    YEAR ENDED SEPTEMBER 30,
                                  TO SEPTEMBER 30,  ---------------------------
                                        1994            1995            1996
                                    -----------     -----------     -----------

REVENUE                             $      --       $      --       $   111,719
                                    -----------     -----------     -----------
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
  Compensation and Related
   Costs                                   --           206,935         985,441
  Production                               --            17,982         121,239
  Occupancy                              38,409          62,991          43,875
  Professional Fees                      77,886          87,662         298,815
  Interest                                5,797           9,606          27,112
  Other                                  66,674         117,092         527,692
                                    -----------     -----------     -----------
          Total Selling,
           General and
           Administrative               188,766         502,268       2,004,174
                                    -----------     -----------     -----------
          Loss Before
           Other Income                (188,766)       (502,268)     (1,892,455)

OTHER INCOME
  Interest                                 --             1,709             753
                                    -----------     -----------     -----------
          Net Loss                  $  (188,766)    $  (500,559)    $(1,891,702)
                                    ===========     ===========     ===========
Weighted Average Number
  of Shares                           1,066,091       1,173,413       1,405,228
                                    ===========     ===========     ===========
Net Loss Per Common Share
  Primary                           $     (0.18)    $     (0.43)    $     (1.35)
                                    ===========     ===========     ===========
  Fully Diluted                     $     (0.18)    $     (0.43)    $     (1.35)
                                    ===========     ===========     ===========


                     The Accompanying Notes are an Integral
                       Part of these Financial Statements


                     VISUAL DATA CORPORATION AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                         SERIES A         SERIES B
                                      PREFERRED STOCK  PREFERRED STOCK   COMMON STOCK     ADDITIONAL
                                      ---------------  --------------- ----------------     PAID-IN    ACCUMULATED
                                       SHARES  AMOUNT  SHARES   AMOUNT   SHARES  AMOUNT     CAPITAL      DEFICIT
                                      -------- ------  ------  ------- --------  ------   ----------   -----------
Beginning Balance, May 17, 1993           --     $--      --     $--        --     $--    $     --     $      --
Issuance for:
  Cash                                    --      --      --      --     479,799     48       36,052          --
  Services and Incentives                 --      --      --      --      22,936      2        1,951          --
Net Loss                                  --      --      --      --        --      --          --        (188,766)
                                       -------   ---   -------   ---   ---------   ----   ----------   -----------
Balance, September 30, 1994               --      --      --      --     502,735     50       38,003      (188,766)
Issuance for Cash                      169,287    17      --      --        --      --       592,483          --
Conversion of Debentures                13,572     2      --      --        --      --        47,498          --
Conversion of Stockholder Loan           2,857    --      --      --        --      --        10,000          --
Issuance for:
  Cash                                    --      --      --      --     155,553     16       13,884          --
  Minority Interest in Subsidiary         --      --      --      --      11,940      1           59          --
  Interest                                --      --      --      --       4,228    --         6,518          --
  Services and Incentives                 --      --      --      --      19,319      2       27,044          --
Exercise of Warrants                      --      --      --      --     179,531     18      251,326          --
Net Loss                                  --      --      --      --        --      --          --        (500,559)
                                       -------   ---   -------   ---   ---------   ----   ----------   -----------
Balance, September 30, 1995            185,716    19      --      --     873,306     87      986,815      (689,325)
Issuance for Services and Incentives      --      --      --      --     224,219     23      724,240          --
Issuance for Cash                         --      --   113,750    11        --      --       454,989          --
Issuance for Cash                         --      --      --      --      15,625      2       49,998          --
Discount on Convertible Notes             --      --      --      --      53,125      5      169,995          --
Compensation Expense on
 Stock Option Grants                      --      --      --      --        --      --       384,244          --
Net Loss                                  --      --      --      --        --      --          --      (1,891,702)
                                       -------   ---   -------   ---   ---------   ----   ----------   -----------
Balance, September 30, 1996            185,716   $19   113,750   $11   1,166,275   $117   $2,770,281   $(2,581,027)
                                       =======   ===   =======   ===   =========   ====   ==========   ===========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements


                     VISUAL DATA CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 FROM MAY 17,           YEAR ENDED
                                                1993 (INCEPTION)       SEPTEMBER 30,
                                                TO SEPTEMBER 30, -------------------------
                                                      1994          1995         1996
                                                ---------------  -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                        $ (188,766)    $ (500,559)  $(1,891,702)
   Adjustments to Reconcile
    Net Loss to Net Cash Used
    in Operating Activities:
     Depreciation                                      1,566          8,959        33,613
     Amortization                                        207            195        51,196
     Issuance of Shares for:
       Interest Expense                                 --            6,518          --
       Minority Interest                                --               60          --
       Stockholder Receivables                          --          (11,000)      (50,000)
       Services and Incentives                         1,953         27,046       458,507
     Change in Assets and Liabilities:
       (Increase) in:
         Accounts Receivable                            --             --         (42,168)
         Prepaid Expenses                               --           (8,837)      (23,308)
       Increase (Decrease) in:
         Accounts Payable and
          Accrued Liabilities                         58,891         (1,521)      171,673
         Customer Deposits                              --            7,000        63,500
         Deferred Rent Benefit                         7,848         (3,038)       (3,038)
                                                  ----------     ----------    ----------
          Cash Flows Used in
           Operating Activities                     (118,301)      (475,177)   (1,231,727)
                                                  ----------     ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Property and Equipment               (5,436)       (65,294)      (82,053)
  Increase in Deposits                                (2,548)       (16,511)       (2,632)
  Organizational Expenses                               (975)          --            --
                                                  ----------     ----------    ----------
          Cash Flows Used In
           Investing Activities                       (8,959)       (81,805)      (84,685)
                                                  ----------     ----------    ----------


                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                       FROM MAY 17,        YEAR ENDED
                                     1993 (INCEPTION)     SEPTEMBER 30,
                                     TO SEPTEMBER 30, ----------------------
                                          1994          1995         1996
                                     ---------------  -------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Capital Leases              (1,685)     (15,739)       (37,889)
  Issuance of Debentures                  50,000         --             --
  Repayment of Debentures                   --         (2,500)          --
  Issuance of Convertible Notes             --           --          850,000
  Financing Costs                           --           --         (153,000)
  Issuance of Preferred Stock               --        592,500        455,000
  Issuance of Common Stock                36,100      265,244         61,000
  Proceeds from Stockholder Loans         45,000       15,000        100,000
  Repayments of Stockholder Loans           --        (50,000)       (50,000)
                                       ---------    ---------    -----------
          Cash Flows Provided by
           Financing Activities          129,415      804,505      1,225,111
                                       ---------    ---------    -----------
          Net Increase (Decrease)
           in Cash                         2,155      247,523        (91,301)
CASH:
  Beginning                                 --          2,155        249,678
                                       ---------    ---------    -----------
  Ending                               $   2,155    $ 249,678    $   158,377
                                       =========    =========    ===========


                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                         FROM MAY 17,          YEAR ENDED
                                       1993 (INCEPTION)       SEPTEMBER 30,
                                       TO SEPTEMBER 30, ------------------------
                                             1994          1995          1996
                                        --------------  ----------    ----------

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:

  Cash Payments for Interest                $ 1,792     $   7,094    $   24,635
                                            =======     ==========    ==========
SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES

  Issuance of Common Shares for:
    Services and Incentives                 $ 1,953     $   27,046    $1,108,507
    Subscription Receivable                    --             --          50,000
    Minority Interest In Subsidiary            --               60          --
    Interest on Debentures                     --            6,518          --
                                            -------     ----------    ----------
                                            $ 1,953     $   33,624    $1,158,507
                                            =======     ==========    ==========
  Issuance of Preferred Shares for:
    Conversion of Debentures                $  --       $   47,500    $     --
    Conversion of Stockholder Loan             --           10,000          --
                                            -------     ----------    ----------
                                            $  --       $   57,500    $     --
                                            =======     ==========    ==========
Stockholder Receivables on
  Exercise of warrants                      $  --       $   11,000    $     --
                                            =======     ==========    ==========
Property and Equipment Financed
  By Capital Leases                         $ 9,934     $  123,746    $   30,068
                                            =======     ==========    ==========


                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Visual Data Corporation ("VDC") and HotelView Corporation ("HVC") were incorporated on May 17, 1993 and September 15, 1993, respectively.

VDC was a development stage company as all its efforts had been toward establishing a new business. Planned principal operations have commenced and it exited the development stage during September, 1996. The Company specializes in the production and marketing/distribution of video information libraries intended for use by the general public through the Internet and interactive television as well as other media primarily in the United States. These libraries will contain short concise vignettes on various topics such as travel, medicine, cooking and fitness. HVC has developed a hotel information database and is marketing a laser disc library to travel agents.

The Companies cash and available credit are not sufficient to support operations for the next year. Accordingly, management will need to seek additional bank, lease and/or equity financing. These financial statements have been prepared on the basis that adequate financing will be obtained.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of VDC and HVC collectively known as the "Company". As the Company has just exited the development stage, the accompanying consolidated financial statements should not be regarded as typical for normal operating periods. Intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

The Company is currently engaged in the production and sale of video vignettes to hotels. Upon the completion and shipment of the videos, the pre-production deposits are recognized as revenue. Contingent service fees associated with the hotel video are based upon the amount received by the hotel from bookings by the HVC travel agents network and are recognized as the hotels receive their revenue.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
        (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Property and equipment under capital leases is stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Depreciation is computed using the straight line method over the estimated useful lives of the related assets. Amortization expense on assets acquired under capital leases is included with depreciation expense.

DEFERRED OFFERING COSTS

Deferred offering costs, consisting only of costs directly related to a proposed initial public offering of VDC's common stock, have been deferred. It is anticipated that these costs will be deducted from the proceeds of the offering or charged to operations upon the ultimate resolution of the offering.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRODUCTION COSTS

The Company expenses costs directly related to the production (copy, art work, video shoots, travel and related costs) of vignettes which are incurred prior to the acceptance of the final master by the client, during the period incurred. Costs associated with the preparation of the related videos are capitalized and charged to expense upon delivery to the customer.

INCOME TAXES

The Company and its wholly owned subsidiary file a consolidated federal income tax return.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
        (CONTINUED)

EARNINGS PER SHARE

Earnings per share are based upon the weighted average number of common and common equivalent shares outstanding during the period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 1995 and 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment, including equipment acquired under capital leases, consists of:

                                                  SEPTEMBER 30,
                                             -----------------------   LIVES
                                                1995          1996    (YEARS)
                                             ---------     ---------  -------

      Furniture and Fixtures                 $  16,814     $  16,814     7
      Equipment                                 13,280        91,272     5
      Editing Equipment                        136,084       168,305    3-10
      Computer Equipment                        24,700        26,608    3-5
      Leasehold Improvements                    13,532        13,532     7
                                             ---------     ---------

                                               204,410       316,531
      Less:  Accumulated Depreciation
              and Amortization                 (10,525)      (44,138)
                                             ---------     ---------
                                             $ 193,885     $ 272,393
                                             =========     =========

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 3: CONCENTRATION OF CREDIT RISK

The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral from them. Reserves for credit losses are maintained at levels considered adequate by management.

NOTE 4: STOCKHOLDER RECEIVABLES

Stockholder receivables at September 30, 1995 consist of $11,000 from two of VDC's stockholders for the exercise of warrants. Stockholder receivables at September 30, 1996 consist of $50,000 from one VDC stockholder for the purchase of stock. The amounts were received in cash subsequent to September 30, 1995 and 1996, respectively.

NOTE 5: CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment, which are accounted for as capital leases. The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments.

                                                       SEPTEMBER 30,
                                                  ----------------------
                                                    1995          1996
                                                  --------      --------

         Year Ending September 30, 1996           $ 53,878      $    -
                                   1997             55,860        74,192
                                   1998             40,008        54,418
                                                  --------      --------
         Total Minimum Lease Payments              149,746       128,610
         Less:  Amount Representing Interest       (33,490)      (20,175)
                                                  --------      --------
         Present Value of Minimum Lease
          Payments                                 116,256       108,435
         Current Portion                           (35,615)      (58,142)
                                                  --------      --------

         Long-Term Portion                        $ 80,641      $ 50,293
                                                  ========      ========

Equipment held under capital leases have a book value of $163,680 and $193,748 as of September 30, 1995 and 1996. Accumulated Depreciation related to this equipment was $7,205 and $27,582 as of September 30, 1995 and 1996, respectively.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 6: CONVERTIBLE NOTES

The Company in July and August 1996 issued units ("Units") consisting of convertible notes ("Notes") aggregating $850,000 and common stock aggregating 53,125 shares. Each Unit consists of a $50,000 note and 3,125 shares of common stock. The Notes are unsecured and bear interest at 10%. Each Note may be converted into 12,500 additional shares of common stock at $4.00 per share, subject to the conversion provisions of the Notes, each Note matures on January 31, 1997 unless a registration statement is filed. If such statement is filed, the maturity date becomes the earlier of two weeks after the effective date or July 31, 1997. The convertible notes have been recorded at a discount of $170,000, reflecting an average per share price of $3.20 for all shares issued or to be issued upon conversion. All convertible notes were converted into common stock in October, 1996 (Note 17). Accordingly, such notes have been classified as long-term debt at September 30, 1996.

NOTE 7: NOTES PAYABLE - SHAREHOLDERS


Certain stockholders made loans to the Company for working capital purposes. These loans bear interest at one half of 1% per month and are to be repaid from 50% of the monthly proceeds from room credits and hotel service deposits, with a maturity of six months from the date of the notes. These shareholders also received 25,000 warrants to purchase common stock at $1.40 for a four year period, expiring March 4, 2000.


As of December 4, 1996, the Company is in default on $15,000 of these notes and therefore they are considered demand notes, and the interest rate, at the option of the holder, can be increased to one and one half percent per month.

NOTE 8:  COMMITMENTS

OPERATING LEASES

The Company leases their operating facility in Boca Raton, Florida under a twenty-four month lease which expires in April, 1997. This lease provides for a monthly base rent of $3,525. In conjunction with the lease, the Company is paying back rent in the amount of $1,494 per month for twenty-four months ending April, 1997. At September 30, 1995 and 1996, the back rent payable aggregated $25,881 and $10,118, respectively, and is included in accounts payable.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 8:  COMMITMENTS (CONTINUED)

OPERATING LEASES (CONTINUED)

The total minimum lease commitment, including back rent, at September 30, is as follows:

     During the Year Ended September 30,

            1997                                35,133
                                             ---------
                                             $  35,133
                                             =========

Rent expense for the years ending September 30, 1995 and 1996 aggregated $41,800 and $42,071, respectively.

EMPLOYMENT CONTRACTS


Employment contracts, expiring October 19, 1996, with the President and Vice President of the Company, which may be terminated by the Company on not less then three months prior notice, provide for minimum annual total compensation of $80,000 each. In the event of death or disability of the Company's principal officers, the contracts call for payments of all compensation for approximately 6 months. The contracts also include severance agreements which create certain liabilities in the event of the termination of the covered officers following a change of control of the Company. The aggregate commitment under the severance agreements is equal to the balance of compensation for the then remaining term of the contract. (Notes 17 and 18)

SHAREHOLDERS AGREEMENT

In May 1993, VDC entered into a stock repurchase agreement with its two majority shareholders under which, upon the death of a shareholder, VDC is obligated to purchase the shares of its common stock owned by the estate of the deceased stockholder. The per share repurchase price is defined by the agreement as an amount mutually agreed upon by the estate and the other shareholder. If an agreement cannot be reached, then an independent appraisal is to be performed. The agreement also allows for a dual option stock purchase wherein either shareholder may give written notice to the other shareholder of the price per share he is willing to have the corporation pay for the other shareholder's shares or to accept for his shares if the other shareholder so elects. Furthermore, this agreement also contains a covenant not to compete for a period of twelve months following the sale of the shareholder's interest in the Company. This agreement is to be terminated upon the Company filing its initial registration with the Securities and Exchange Commission.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 9: CAPITAL STOCK (NOTE 17)

The Company currently has two classes of authorized capital stock.

PREFERRED STOCK


Series A convertible preferred stock is convertible at the holder's option into
1.25 shares of common stock. Accordingly, at September 30, 1996 232,145 shares of common stock are reserved for this contingency. Each share of the Series A preferred stock has two votes per share and votes with the common stock. Holders of Series A preferred stock are entitled to a liquidation distribution of $3.50 per share before any distributions may be made on any other capital stock of the Company. The shares have no dividend rights.

Series B convertible preferred stock is convertible at the holder's option into
1.25 shares of common stock. Accordingly, at September 30, 1996 142,188 shares of common stock are reserved for this contingency. Each share of the Series B preferred stock has two votes per share and votes with the common stock. Holders of Series B preferred stock are entitled to a liquidation distribution of $4.00 per share after the Series A shareholders have been paid their liquidation distribution and before any other distributions may be made on any other capital stock of the Company. The shares have no dividend rights.

COMMON STOCK

Common stock has one vote per share for the election of directors and all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting, preemptive, redemption or conversion rights.

Although the Company intends to offer shares to the public at a price per share in excess of $4.27, prior transactions were based upon valuation by Company management, of the non-public entity with little or no opportunity for liquidation. The price ranges were as follows:

          a) Services at prices ranging from $1.40 to $4.27 per share for 450,276 shares. The fair market value was determined by comparison to transactions on or about the time the shares to be issued were agreed to by the Company and the recipient.

          b) Services valued at $14.66 per share for 1,563 shares. The amount ascribed related to the value of the services rendered.

          c)   Incentives at .00016 for 804 shares having nominal fair value.

The Company, at September 30, 1996, has reserved 521,859 shares of common stock for issuance relating to unexpired options and warrants.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 10: STOCK OPTIONS


Since inception VDC granted unqualified stock options to purchase 10,938 shares of common stock of the Company at prices ranging from $1.40 to $5.60 per share. Such per share prices related to previous private placement memoranda offering amounts. The options expire between May, 1998 and April, 1999. Options were granted in September 1996 to two officers to purchase 274,460 shares of common stock at $.00016 per share expiring December 31, 2001. Management determined that the stock option prices for the stock options issued in September, 1996 was $1.40 since these options relate to conditions set forth in previous private placement memoranda. The difference between the option price (.00016 per share) and the fair market value of the options has been recorded as compensation expense in the accompanying financial statements in the amount of $384,244.

NOTE 11: STOCK WARRANTS (NOTE 16)


In conjunction with the issuance of debentures in 1994, the Company issued warrants redeemable for a total of 11,161 shares of VDC common stock at $1.40 per share. The warrants are exercisable any time and expire at varying dates between November, 1996 and September, 1998.

As part of the Company's private placement offerings for the purchase of common and preferred shares, VDC issued warrants redeemable for common stock of the Company. The warrants outstanding at September 30, 1996 are for a total of 225,300 shares of common stock, have an exercise price ranging from $1.40 to $6.00 per share and expire between January, 1997 and June, 2000.

NOTE 12: INCOME TAXES

The deficit accumulated during the development stage (inception through August 31, 1996) of approximately $2,025,000 is capitalized for income tax purposes as accumulated start-up costs, and is being amortized over a sixty month period beginning September 1, 1996. The Company has a net operating loss carryforward as of September 30, 1996 of approximately $590,000 for federal income tax purposes, inclusive of the amortization of the start-up-costs, which expires September 30, 2001. The Company has recorded a valuation allowance of approximately $880,000 with respect to any future tax benefits arising from any net operating losses and the amortization of the start-up costs due to the uncertainty of their ultimate realization.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 13: NET LOSS PER COMMON SHARE

Net loss per share has been computed in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83. The SAB requires that common shares issued by the Company in the twelve months immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of warrants and stock options (using the treasury stock method) at prices substantially less than the initial public offering price be included in the calculation of common stock and common stock equivalent shares as if they were outstanding for all periods presented.

Primary loss per common share is calculated by dividing the net loss by the average shares of common stock of the Company and Common Stock equivalents outstanding during the period. Common Stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options. The calculation of fully diluted loss per share of Common Stock assumes the dilutive effect of the Company's convertible 10% notes converted into Common Stock at the later of the beginning of the year or issue date. During a loss period, the assumed exercise of outstanding in-the-money stock options and conversion of Convertible Notes have an antidilutive effect. As a result, these shares are not included in the weighted average shares outstanding used in the calculation of primary and fully diluted net loss per common share.


NOTE 14: CONTINGENT SERVICE FEES

In the normal course of business, the Company enters into contracts with hotels that provide for the payment of service fees directly related to the amount received by the Hotel from bookings made by the HVC travel agents network for room revenue. At September 30, 1996, the Company has a total service fee balance of $287,020 related to these contracts for future room usage which is to be paid should room revenue be received by the Hotels.

The Company is unable to predict the timing or probability of collection of these service fees.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 15: NEW ACCOUNTING STANDARD


In March, 1995, Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was issued. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 becomes effective for fiscal years beginning after December 15, 1995. The Company believes that this pronouncement will not have a significant impact on the Company's financial statments.

In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans. It encourages entities to adopt that method in place of the intrinsic value method currently in place under the provisions of Opinion No. 25 of the Accounting Principles Board (APB). Under the fair value method of accounting, all arrangements under which employees receive shares of stock or other equity instruments or under which employers incur liabilities to employees in amounts based on the price of its stock result in the measurement of compensation cost at the grant date of the award which is recognized over the service period, usually the vesting period. Under the intrinsic value method, compensation cost is measured by the excess of the quoted market price of the stock, if any, over the amount the employee must pay to acquire the stock.

For example, granting immediately exercisable stock options to an employee at an exercise price equal to the quoted market price of the stock results in the recognition of compensation expense at the date of grant under the fair value method of SFAS No. 123; under the intrinsic value method of APB No. 25, no compensation expense is recognized. However, SFAS No. 123 allows the Company to elect to continue its current method of accounting under APB No. 25 for employee stock-based compensation arrangements. The Company expects to continue its current method of accounting under APB No. 25 for employee stock-based compensation arrangements. If the Company continues its current method of accounting, pro forma disclosures of net income and earnings per share must be disclosed, as if the Company had adopted the recognition provisions of SFAS No. 123.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 15: NEW ACCOUNTING STANDARD (CONTINUED)

Although the Company is permitted to continue accounting for employee stock-based compensation arrangements under APB No. 25, SFAS No. 123 requires the Company to utilize the fair value method of accounting for transactions involving stock options or other equity instruments issued to nonemployees as consideration for goods or services. Presently, those transactions are accounted for by the Company under the intrinsic value principles of APB No. 25. The use of intrinsic value versus fair value did not have a material effect on any period presented.

The accounting and disclosure requirements of SFAS No. 123 are effective for the Company in its fiscal year beginning October 1, 1996. The Company has not yet determined the impact of SFAS No. 123.



NOTE 16: OTHER MATTERS

The accompanying financial statements for 1995 have been restated to correct an error in recording common stock issued for services. The effect of the restatement was to increase the net loss for 1995 by $27,046 ($.01 per share) and the cumulative loss by $28,999.


The financial statements have been adjusted to reflect the effect of a one to
2.5 reverse split in December, 1993, a one to 1.6 reverse split in October, 1994, a one to 3.5 reverse split in May, 1996 by reclassifying amounts to paid-in capital from common stock (Note 18).

NOTE 17: SUBSEQUENT EVENTS

a.   STOCK OPTION PLAN

     In October, 1996, the Board of Directors approved the 1996 Stock Option Plan (the "Plan") subject to the approval of the shareholders, with 200,000 shares of common stock reserved for the grant of qualified incentive options or non-qualified options to employees and directors of the Company. Option prices must provide for an exercise price of not less than 100% of the fair market value of the common stock on the date the options are granted unless the eligible employee owns more than 10% of the Company's common stock for which the exercise price must be at least 110% of such fair market value. No options have been granted under this plan.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

b.   PEGASUS AGREEMENT

     In November, 1996, the Company entered into a letter of intent with Pegasus, Inc. (Pegasus) (an unrelated party) whereby Pegasus has the option to purchase up to 33 1/3% of the stock of HVC in exchange for Pegasus marketing, endorsing and promoting the HVC library and meeting certain sales levels. The sales levels and related options range from 1,000 hotels for a 5% option to 10,000 hotels for a 33 1/3% option.

c.   CONVERSION OF SECURITIES


     Subsequent to September 30, 1996, all of the Company's Series A preferred stock and Series B preferred stock were converted into 374,333 shares of common stock. Options for 2,678 shares were exercised for $3,750. Warrants for 59,687 shares were exercised for $86,690. Additionally, the noteholders elected to convert the convertible notes into 212,500 shares of common stock.

d.   EMPLOYMENT CONTRACTS


     Effective October 1996, the Company entered into two year, renewable employment contracts with the President and Vice President. The contracts provide for annual compensation of $125,000 each subject to an annual increase of 10%. The contracts also provide for an annual bonus in cash or stock equal to 3% of the Company's increase in earnings as defined therein, an annual granting of stock options for 125,000 shares of common stock to each at fair market value, and other fringe benefits. The contracts also include severance agreements which create certain liabilities in the event of termination without cause aggregating three times the executives annual compensation plus certain fringes (Note 18).

NOTE 18: EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

PUBLIC OFFERING OF COMMON STOCK


The Company is in the process of filing a registration statement on Form SB-2 with the Securities and Exchange Commission relating to an initial public offering of 1,000,000 shares of common stock and 1,000,000 warrants for the purchase of 1,000,000 shares of common stock. The net proceeds of the offering is to be used to replenish working capital, acquire equipment, expand facilities, marketing and advertising.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 18: EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT (CONTINUED)

PUBLIC OFFERING OF COMMON STOCK (CONTINUED)

In addition to the issuance and sale of 1,000,000 shares of common stock, pursuant to an over allotment option which is to be granted to the underwriters, up to 150,000 additional shares may be purchased from certain officers and directors and sold by the underwriters.

In connection with the offering, the Company granted to the underwriters, for nominal consideration, rights to purchase from the Company up to 200,000 shares of common stock. They are initially exercisable at a price of 120% of the initial public offering price per share of common stock (or the exercise price per share for the warrants) for a period of four years commencing one year from the effective date of the registration statement and are restricted from sale, transfer and assignment for a specified period.

REVERSE STOCK SPLIT

The financial statements have been adjusted to reflect the effect of a one to
1.6 reverse stock split to occur prior to the effective date of the registration statement.

EMPLOYMENT CONTRACTS

As amended April 1997, effective October 1996, the Company entered into three year, renewable employment contracts with the President and Vice President. The contracts provide for annual compensation of $125,000 each subject to an annual increase of 10%. The contracts also provide for an annual bonus in cash or stock equal to 3% of the Company's increase in earnings as defined therein, an annual granting of stock options (which contain certain anti-dilutive provisions) for 125,000 shares of common stock to each at $6.00 per share for an exercise period of five years from the grant date and other fringe benefits. The contracts also include severance agreements which create certain liabilities in the event of termination without cause aggregating three times the executives annual compensation plus certain fringes.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                         MARCH 31,
                                                           1997
                                                        ----------
CURRENT ASSETS
  Cash                                                  $   34,380
  Accounts Receivable, Net of
   Allowance for Doubtful
   Account of $20,159                                       80,645
  Prepaid Expenses                                          58,653
                                                        ----------

          Total Current Assets                             173,678
                                                        ----------

PROPERTY AND EQUIPMENT, Net                                297,591
                                                        ----------
OTHER ASSETS
  Financing Costs, Net of
   Accumulated Amortization of
   $13,542                                                  51,458
  Security Deposits                                         23,974
  Organization Expenses, Net                                   280
  Deferred Offering Costs                                  822,590
                                                        ----------

                                                           898,302
                                                        ----------

                                                        $1,369,571
                                                        ==========

                     The Accompanying Notes are an Integral
                       Part of These Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                         MARCH 31,
                                                           1997
                                                        ----------
CURRENT LIABILITIES
  Current Portion of Liability
    Under Capital Leases                                $   82,610
  Accounts Payable and Accrued
    Liabilities                                            340,884
  Customer Deposits                                         57,500
  Deferred Rent Benefit                                        253
  Loans Payable-Stockholders,
    Net of Discount                                        313,575
                                                        ----------

          Total Current Liabilities                        794,822
                                                        ----------
LONG-TERM LIABILITIES
  Liability Under Capital Leases,
    Net of Current Portion                                  37,817
                                                        ----------
COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred Stock, Par Value $.0001
   Per Share; Authorized 5,000,000 Shares
   Issued -0- Shares:
  Common Stock, Par value $.0001 Per
   Share; Authorized 20,000,000
   Shares; Issued and Outstanding
   1,889,849 Shares                                            189
  Additional Paid-In Capital                             3,762,752
  Accumulated Deficit                                   (3,226,009)
                                                        ----------
                                                           536,932
                                                        ----------
                                                        $1,369,571
                                                        ==========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                           SIX MONTHS ENDED MARCH 31,
                                           --------------------------
                                               1996            1997
                                           ----------      ----------

REVENUE                                    $    6,806      $  139,703
                                           ----------      ----------
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
  Compensation and Related
   Costs                                      277,372         371,549
  Production                                   49,752          37,686
  Occupancy                                    21,171          20,900
  Professional Fees                            61,893          73,742
  Interest                                     11,161          53,266
  Other                                       154,581         228,544
                                           ----------      ----------
          Total Selling,
           General and
           Administrative                     575,930         785,687
                                           ----------      ----------
          Loss Before
           Other Income                      (569,124)       (645,984)

OTHER INCOME
  Interest                                        459           1,002
                                           ----------      ----------

          Net Loss                         $ (568,665)     $ (644,982)
                                           ==========      ==========
Weighted Average Number
  of Shares                                 1,462,843       1,743,337
                                           ==========      ==========
Net Loss Per Common Share
  Primary                                  $    (0.39)     $    (0.37)
                                           ==========      ==========
  Fully Diluted                            $    (0.39)     $    (0.37)
                                           ==========      ==========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                 SERIES A                    SERIES B
                                             PREFERRED STOCK             PREFERRED STOCK              COMMON STOCK
                                          ----------------------      ----------------------      ---------------------
                                           SHARES        AMOUNT        SHARES        AMOUNT        SHARES       AMOUNT
                                          --------      --------      --------      --------      --------     --------

Balance, September 30, 1996                185,716      $     19       113,750      $     11      1,166,275    $    117

Conversion of Convertible Notes
  to Common Stock                             --            --            --            --         212,500           21

Exercise of Warrants and Options              --            --            --            --          62,365            6

Issuance for Services and Incentives          --            --            --            --           5,625            1

Discount on Issuance of Notes Payable         --            --            --            --          68,750            7

Conversion of Preferred Stock
 to Common Stock                          (185,716)          (19)     (113,750)          (11)      374,334           37

Net Loss                                      --            --            --            --            --           --
                                          --------      --------      --------      --------      --------     --------
Balance, March 31, 1997                       --        $   --            --        $   --        1,889,849    $    189
                                          ========      ========      ========      ========      ========     ========

                                       ADDITIONAL
                                         PAID-IN     ACCUMULATED
                                         CAPITAL       DEFICIT
                                       ----------    -----------

Balance, September 30, 1996            $2,770,281    $(2,581,027)

Conversion of Convertible Notes
  to Common Stock                         584,354           --

Exercise of Warrants and Options           90,432           --

Issuance for Services and Incentives       23,999           --

Discount on Issuance of Notes Payable     293,693           --

Conversion of Preferred Stock
 to Common Stock                               (7)          --

Net Loss                                     --       (  644,982)
                                       ----------    -----------
Balance, March 31, 1997                $3,762,752    $(3,226,009)
                                       ==========    ===========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              SIX MONTHS ENDED MARCH 31,
                                              --------------------------
                                                 1996            1997
                                              ----------     ----------

Cash Flows Used in Operating Activities       $ (396,868)     $(445,814)
                                              ----------     ----------

Cash Flows Used In Investing Activities           (3,617)       (12,210)
                                              ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of Preferred Stock                     75,000           --
  Payments on Capital Leases                     (16,752)       (33,821)
  Exercise of Warrants and Options                  --           90,438
  Issuance of Notes                              100,000        550,000
  Financing Costs                                   --          (65,000)
  Repayments of Stockholder Loans                 (4,500)       (35,000)
  Deferred Offering Costs                           --         (172,590)
                                              ----------     ----------
Cash Flows (Used in) Provided by
  Financing Activities                           153,748        334,027
                                              ----------     ----------

Net Decrease in Cash                            (246,737)      (123,997)

CASH:
  Beginning                                      249,678        158,377
                                              ----------     ----------

  Ending                                      $    2,941     $   34,380
                                              ==========     ==========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                     SIX MONTHS ENDED
                                                        MARCH 31,
                                                  ----------------------
                                                     1996        1997
                                                  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:

  Cash Payments for Interest                      $   11,161  $   10,991
                                                  ==========  ==========
SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES

  Issuance of Common Shares for:
    Services and Incentives                       $    9,375  $   24,000
    Conversion of Convertible Notes                     --       584,375
    Discount on Shareholder Loans                       --       293,700
                                                  ----------  ----------

                                                  $     --    $  902,075
                                                  ==========  ==========
  Issuance of Preferred Shares for
    Notes Receivable                              $   60,000  $    --
                                                  ==========  =========
  Property and Equipment Financed
    By Capital Leases                             $    7,495  $   45,813
                                                  ==========  ==========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Visual Data Corporation ("VDC") and HotelView Corporation ("HVC"), collectively known as the "Company", were incorporated on May 17, 1993 and September 15, 1993, respectively.

VDC was a development stage company as all its efforts had been toward establishing a new business. Planned principal operations have commenced and it exited the development stage during September, 1996. The Company specializes in the production and marketing/distribution of video information libraries intended for use by the general public through the Internet and interactive television as well as other media primarily in the United States. These libraries will contain short concise vignettes on various topics such as travel, medicine, cooking and fitness. HVC has developed a hotel information database and is marketing a laser disc library to travel agents.

The Companies cash and available credit are not sufficient to support operations for the next year. Accordingly, management will need to seek additional bank, lease and/or equity financing. These financial statements have been prepared on the basis that adequate financing will be obtained.

INTERIM FINANCIAL DATA

The accompanying financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements of the Company as of September 30, 1996 should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of VDC and subsidiary as of March 31, 1997, and the results of their operations and cash flows and changes in stockholders' equity for the six months ended March 31, 1996 and 1997. The results of operations and cash flows for the periods are not necessarily indicative of the results of operations or cash flows for a full year.

STOCK BASED COMPENSATION

As permitted under SFAS123 Accounting for Stock Based Compensation, the Company has elected not to adopt the fair value based method of accounting for its stock based compensation plan but will continue to account for such compensation using the intrinsic value method under the provisions of APB opinion 25.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment, including equipment acquired under capital leases, consists of:
                                                      MARCH 31,
                                                        1997
                                                     ---------

     Furniture and Fixtures                          $  16,814
     Equipment                                         147,012
     Editing Equipment                                 168,305
     Computer Equipment                                 26,608
     Leasehold Improvements                             13,532
                                                     ---------

                                                       372,271
     Less:  Accumulated Depreciation
             and Amortization                          (74,680)
                                                     ---------

                                                     $ 297,591
                                                     =========
NOTE 3: CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment, which are accounted for as capital leases. The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments.

                                                      MARCH 31,
                                                        1997
                                                      --------
     Year Ending March 31,:
                              1998                    $101,011
                              1999                      40,934
                                                      --------
     Total Minimum Lease Payments                      141,945
     Less:  Amount Representing Interest               (21,518)
                                                      --------
     Present Value of Minimum Lease
      Payments                                         120,427
     Current Portion                                   (82,610)
                                                      --------

     Long-Term Portion                                $ 37,817
                                                      ========

Equipment held under capital leases have a book value of $163,808 as of March 31, 1997. Accumulated Depreciation related to this equipment was $44,545 as of March 31, 1997.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4: NOTES PAYABLE - SHAREHOLDERS

Certain stockholders made loans to the Company for working capital purposes. These loans bear interest at 10% per annum and are to be repaid the earlier of one month following the effective date of the Form SB-2 registration or 12 months from the date of the notes. These shareholders also received 68,750 shares of common stock valued by management at $4.27 per share, reflecting amounts ascribed to shares issued for services during the six months ended March 31, 1997. The notes have been recorded at a discount of $293,700 reflecting this average per share price. This discount is being amortized by the straight-line method over a twelve month period, amortization amounted to $42,275 during the six months ended March 31, 1997.

NOTE 5: CONVERSION OF SECURITIES

During the six months ended March 31, 1997 all of the Company's Series A preferred stock and Series B preferred stock were converted into 374,333 shares of common stock. Options for 2,678 shares were exercised for $3,750. Warrants for 59,687 shares were exercised for $86,690. Additionally, the noteholders elected to convert the convertible notes into 212,500 shares of common stock.

NOTE 6: COMMON STOCK

During the six months ended March 31, 1997, the Company issued common stock for services valued at $4.27 based upon agreed-upon contract amounts.

The Company, at March 31, 1997 has reserved 456,143 shares of common stock for issuance relating to unexpired options and warrants.

NOTE 7: CONTINGENT SERVICE FEES

In the normal course of business, the Company enters into contracts with hotels that provide for the payment of service fees directly related to the amount received by the Hotel from bookings made by the HVC travel agents network for room revenue. At March 31, 1997, the Company has a total service fee balance of $294,733 related to these contracts for future room usage which is to be paid should room revenue be received by the Hotels.

The Company is unable to predict the timing or probability of collection of these service fees.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8: NEW ACCOUNTING STANDARDS

In March 1997, Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share" was issued. SFAS No. 128 requires that public companies present basic earnings per share (EPS) and diluted EPS, instead of primary and fully diluted EPS. Basic EPS is computed by dividing income available to stockholders by the weighted average number of common shares (computed without considering common stock equivalents) during the period. Diluted EPS is measured similar to basic EPS but takes into consideration dilutive potential common shares.

SFAS 128 becomes effective for financial statements issued for periods ending after December 15, 1997. The effect of adopting SFAS 128 has not been determined.


NOTE 9: STOCK OPTION PLAN

STOCK OPTION PLAN

In February, 1997, the stockholders approved the adoption of the 1996 stock option plan.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


                                TABLE OF CONTENTS

                                                  PAGE
                                                  ----


Prospectus Summary.........
Risk Factors...............
Use of Proceeds............
Dilution...................
Dividend Policy............
Capitalization.............
Concurrent Offering........
Selected Financial Data....
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations...............
Business...................
Management.................
Certain Transactions.......
Principal Shareholders.....
Description of Securities..
Shares Eligible for Future
  Sale.....................
Underwriting...............
Legal Matters..............
Experts....................
Additional Information
Index to Financial
  Statements...............


Until _________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             -----------------------

                                   VISUAL DATA
                                   CORPORATION


                               1,000,000 Shares of
                                  Common Stock
                         and 1,000,000 Redeemable Common
                             Stock Purchase Warrants


                             -----------------------

                                   PROSPECTUS

                             -----------------------

                               NOBLE INTERNATIONAL
                                INVESTMENTS, INC.

                             -----------------------

                                  MAY __, 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Pursuant to the terms of the Underwriting Agreement, the directors and officers of the Company also are indemnified against certain civil liabilities that they may incur under the Securities Act of 1933, as amended, in connection with this offering.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities covered by this Registration Statement.



Securities and Exchange Commission/Registration fee and other documents*...............       6,657
NASD filing fee*.......................................................................       3,829
Nasdaq filing*.........................................................................      10,000
Printing and engraving expenses*.......................................................      60,000
Legal fees and expenses*...............................................................     175,000
Accounting Fees and Expenses*..........................................................     150,000
Blue Sky Fees and Expenses*............................................................      50,000
Transfer agent, warrant agent, registrar fees*........................................        5,000
Miscellaneous..........................................................................      39,514
                                                                                             ------
Total*   ..............................................................................    $500,000


*Estimated


The Company is paying for the benefit of the Selling Security Holders certain of their expenses in connection with this offering. These expenses consist of:
$2,196 (SEC filing fee attributable to the Selling Security Holders' securities); and $193,000 (based upon a pro rata share of blue sky legal expenses and filing fees, legal fees,, accounting fees and other related offering expenses, without giving effect to the exercise of the Underwriter's Over-Allotment Option). USUAL AND CUSTOMARY OR SPECIFICALLY NEGOTIATED BROKERAGE FEES OR COMMISSIONS WILL BE PAID BY THE SELLING SECURITY HOLDERS IN CONNECTION WITH SUCH SALES OF SECURITIES. Certain of the Selling Security Holders are customers of the Representative and have participated in prior transactions in which the underwriter was involved as a placement agent or as an underwriter.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.


The following discussion does not give effect to the 1:1.6 reverse split of the Company's Common Stock which will occur immediately prior to the effective date of this Prospectus. Accordingly, there has been no adjustment in the number of shares or per share price so disclosed.

Pursuant to a private offering commencing in October 1993 (the "October 1993 Offering") of securities of HotelView Corporation, a wholly owned subsidiary, the Company offered and sold an aggregate of ten (10) units, each unit consisting of (i) a $5,000 principal amount ten percent (10%) convertible subordinated debenture (the "Debentures") and (ii) common stock warrants to purchase 5,000 shares of Common Stock through September 30, 1994 at $.25 per share, to 15 accredited investors who were provided with and had access to information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Investors in the October 1993 Offering included Randy S. Selman, the Company's Chief Executive Officer, President, acting Chief Financial Officer and a Director ($5,000) and Alan Saperstein, the Company's Vice President, Secretary and a Director ($5,000). In connection with the October 1993 Offering, HVC received gross proceeds of $50,000 (representing the sale of 10 units for an aggregate of $50,000 Debentures and warrants to purchase an aggregate of 50,000 shares of Common Stock). The investors in the October 1993 Offering received an aggregate of warrants to purchase 17,859 shares of Common Stock of HVC at $.875 for a period of five years which were exchanged for similar warrants of the Company. As hereinafter described, holders of an aggregate of $47,500 of the Debentures subsequently elected to convert the Debentures pursuant to the February 1995 Offering and the holder of the remaining $2,500 Debenture received cash. An aggregate of 3,000 shares of Common Stock representing interest at 10% per annum for a period of approximately 13-1/2 months were issued to Debenture holders of $37,500 (Messrs. Selman and Saperstein, officers and directors of the Company, waived any interest on the Debentures held by each of them).


Between September 1994 and January 1995, the Company issued warrants to purchase an aggregate of 5,714 shares of Common Stock at $.875 per share for a period of five years from the date of issuance to two accredited persons in consideration for certain loans made to the Company, each of whom had a pre-existing relationship with the Company and had access to relevant information concerning the Company. Thus, these securities were exempt from registration pursuant to
Section 4(2) of the Securities Act.


Between January and June 1994, the Company sold an aggregate of 12,857 shares of Common Stock and warrants to purchase 7,143 shares of Common Stock at an exercise price of $.875 per share for a period of five years from the date of issuance to an accredited investor who had a pre-existing relationship with the Company in an isolated transaction. The Company also sold 892 shares of Common Stock and warrants to purchase 1,786 shares of Common Stock at $.875 per share for a period of five years from the date of issuance to Arthur Nasso, the former Chief Operating Officer of the Company. Additionally, the Company issued options to purchase an aggregate of 8,929 shares of Common Stock at $3.50 per share to two accredited investors, each of whom had a pre-existing relationship with the Company. Each of these persons was provided with and had access to relevant information concerning the Company, in consideration of business consulting services relative to the Company's capital structure. Accordingly, the issuance of the securities described above were exempt from registration pursuant to
Section 4(2) of the Securities Act.

From January 1994 to March 1995, the Company issued 22,321 shares of Common Stock, in connection with advisory, business and consulting services performed on behalf of the Company. Each of the persons receiving such securities were accredited or otherwise sophisticated investors within the meaning of Section 4(2) of the Securities Act, had a pre-existing relationship with the Company, and were provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to
Section 4(2) of the Securities Act. Of these shares, (i) 1,786 shares were issued in consideration for $5,000 of accounting services; (ii) 3,571 were issued for financial consulting services in the amount of

$2,250; (ii) 13,393 were issued for general business consulting services in the amount of $11,700; and (iv) 3,571 shares were issued in consideration for $3,125 of financial consulting services,

From August 1994 to October 1994, the Company issued an aggregate of 11,428 shares of Common Stock, and warrants to purchase 7,142 shares of Common Stock at $.875 expiring three years from the date of issuance to two accredited investors in connection with isolated transactions, which persons had pre-existing relationships with the Company and received and had access to relevant information concerning the Company. Accordingly, these securities were exempt from registration pursuant to Section 4(2) of the Securities Act. The Company received gross proceeds of $20,000 from the sale of these securities.

Pursuant to a private offering commencing in February 1995 (the "February 1995 Offering") of 185,716 units at $3.50 per unit, the Company offered and sold to a total of 17 accredited investors and one non-accredited investor who is a sophisticated investor within the meaning of Section 4(2) of the Securities Act, an aggregate of 185,716 units, each unit consisting of one share of Series A Convertible Preferred Stock (convertible into two shares of Common Stock) and a warrant to purchase 1.5 shares of Common Stock at $.875 per share. Additionally, an aggregate of 155,150 shares were issued to two accredited investors in consideration for the quantities purchased by each of them. As part of the February 1995 Offering, the HotelView Debenture holders were offered the opportunity to elect to convert the principal due under such the Debentures into shares of Series A Preferred Stock offered pursuant to the terms and conditions of the February 1995 Offering. Holders representing an aggregate of $47,500 Debentures (including a $5,000 Debenture held by Randy S. Selman and a $5,000 Debenture held by Alan Saperstein), being four accredited investors and two non-accredited investors who were sophisticated investors within the meaning of
Section 4(2) of the Securities Act, elected to convert their Debentures. The investors were provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from the registration requirements pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act. Investors in this offering included Fleet Trust Company N.A., Trustee, U/A Frederick A. Deluca 102 Qualified Annuity Trust, a principal shareholder of the Company ($125,000). In connection with the February 1995 Offering, the Company received gross proceeds of $650,000, of which (i) $592,500 was received in cash, (ii) $10,000 was in consideration for the forgiveness of a loan made to the Company, and (iii) $47,500 was in consideration for the conversion of the Debentures into units.

On March 31, 1995, the Company issued an aggregate of 3,572 shares of Common Stock to certain investors in the February Offering as interest on funds that were held in escrow by the Company for up to a year until such time as the Company reached is minimum offering of $650,000, based upon accrued interest of $6,251 (based upon $1.75 per share). These funds were held on behalf of five accredited investors who participated in the February Offering. Additionally, the Company issued 2,857 shares of Common Stock in consideration for legal services. The law firm is an accredited investor, had access to and was provided with relevant information concerning the Company, and had a pre-existing relationship with the Company.

Accordingly, these securities were exempt from registration pursuant to Section 4(2) of the Securities Act.


In March 1995, the Company issued 19,571 shares of Common Stock in consideration for financial consulting and public relations services performed on behalf of the Company, and valued at $17,125, by an accredited investor. In May 1996, the Company issued warrants to purchase 13,715 shares of Common Stock at an exercise price of $.875 per share for a period of four years from the date of issuance to the same consultant in consideration for certain additional financial consulting and public relations services and valued at $3,500. The consultant is an accredited investor, has a pre-existing relationship with the Company, and had access to relevant information concerning the Company. The issuance of these shares of Common Stock were exempt from registration pursuant to Section 4(2) of the Securities Act.

In May 1995 and April 1996, the Company issued options to purchase an aggregate of 8,572 shares of Common Stock at an exercise price of $.875 per share for a period of three years from the date of issuance to two persons, each of whom was an accredited investor, had access to and was provided with relevant information concerning the Company, and with whom had pre-existing relationships with the Company, in consideration of certain general business consulting services, including consulting related to the hotel industry. Accordingly, these securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

In September 1995, holders of an aggregate of 287,250 warrants to purchase 287,250 shares of Common Stock at an exercise price of $.875 per share issued pursuant to the February 1995 Offering exercised their warrants. The Company received gross proceeds of $251,344. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act.

Pursuant to a private offering commencing in November 1995 (the "November 1995 Offering") the Company sold 25 units, each unit consisting of 7,500 shares of Series B Convertible Preferred Stock (each share of Series B Preferred Stock is convertible into two shares of Common Stock) and warrants to purchase 1,429 shares of Common Stock at $1.75 per share for a period of three years from the date of issuance. The securities were issued to eight accredited and six non-accredited investors who were sophisticated persons, within the meaning of
Section 4(2) of the Securities Act, each of whom was provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act. The Company received gross proceeds of $455,000. One of the investors in the November 1995 Offering also received warrants to purchase an aggregate of 144,321 shares of Common Stock at $6.60 (representing 110% of the offering price of the Common Stock of this initial public offering) for a period through two years from the effective date of this Prospectus.

In December 1995, the Company issued 10,716 shares of Common Stock in consideration for business and advisory services to an accredited investor who had a pre-existing relationship with the Company, and was provided with and had access to relevant information concerning the

Company. Accordingly, the securities were exempt from registration pursuant to
Section 4(2) of the Securities Act.

In February and March 1996, certain shareholders who are accredited investors of the Company loaned the Company an aggregate of $100,000. As an incentive for these loans, these shareholders received warrants to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $.875 per share for period of four years from the date of issuance. Each of these shareholders had a pre-existing relationship with the Company, was provided with and had access to relevant information concerning the Company and, accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

Pursuant to a private offering commencing in May 1996 (the "May 1996 Offering") of a maximum of 17 units at $50,000 per unit, each unit consisting of a $50,000 Convertible Promissory Note and 5,000 shares of Common Stock. Each $50,000 Note is convertible into 20,000 shares of Common Stock at $2.50 per Share. Each of the 15 investors were accredited investors who had access to and were provided with relevant information concerning the Company. These securities were issued pursuant to Rule 505 of Regulation D and Rule 4(2) of the Securities Act. The Company received gross proceeds of $850,000, of which $739,500 was received in cash and $110,500 was paid to registered broker-dealers as commissions for the sale of these securities (including $25,500 for a non-accountable expense allowance).

Between July 1996 and September 1996 the Company issued 346,750 shares as consideration for various services rendered to the Company. Of these shares, (i) an aggregate of 50,000 shares were issued in consideration for legal services valued at $117,180 (ii) 25,000 shares were issued in consideration for medical consulting services in connection with the Company's additional proposed libraries (CareView and MedicalView) and valued at $50,000; (iii) 5,250 shares were issued in connection with the Company's agreement with Stratus Management and were valued at $14,000; (iv) 31,500 shares were issued in consideration for the development of the Company's overseas operations and valued at $63,000; (v) 5,000 shares were issued in connection with hotel management consulting services valued at $10,000; and (vi) the remaining 220,000 shares were issued in consideration for general business and strategic planning consulting services and were valued at $440,000.


In September 1996, the Company sold 25,000 shares of Common Stock to an accredited investor who had access to and was provided with relevant information concerning the Company. Accordingly, the shares were exempt from registration pursuant to Section 4(2) of the Securities Act. In connection with this transactions, the Company received gross proceeds of $50,000.


In September 1996, the Company issued warrants to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $5.00 for an exercise period expiring three years from the effective date of this offering to an accredited investor who was provided with and had access to relevant information concerning the Company. Accordingly, the shares were exempt from registration pursuant to Section 4(2) of the Securities Act. The services performed by this entity included advising on the structure of the Company's initial public offering, public relations and other general business consulting services.

During October and November 1996, holders of warrants to purchase an aggregate of 95,501 shares of Common Stock at prices ranging from $.875 to $1.75 per share exercised such warrants resulting in proceeds to the Company of an aggregate of $86,690. Options to purchase an aggregate of 4,286 shares at $.875 per share for an aggregate of $3,750.25 were also exercised during this period. The shareholders exercising those warrants and options had access to and were provided with relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

Between December 1996 and March 1997, the Company issued an aggregate of 110,000 shares of Common Stock of the Company to 14 accredited investors who had access to and were provided with relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act. These shares were issued in connection for an aggregate of $550,000 principal amount of promissory notes at 10% per annum, which notes are due upon the earlier of (i) one month following the effective date of the Company's Registration Statement or (ii) 12 months from the of the notes.


ITEM 27.  EXHIBITS.

EXHIBIT NO.              DESCRIPTION OF EXHIBIT


1(a)                     Form of Underwriting Agreement(2)
1(b)                     Form of Selected Dealers Agreement(3)
3(i)(a)                  Articles of Incorporation of Visual Data Corporation
                         dated May 17, 1993(1)
3(i)(b)                  Articles of Amendment of Visual Data Corporation dated
                         July 26, 1993(1)
3(i)(c)                  Articles of Amendment of Visual Data Corporation dated
                         January 17, 1994(1)
3(i)(d)                  Articles of Amendment of Visual Data Corporation dated
                         October 11, 1994(1)
3(i)(e)                  Articles of Amendment of Visual Data Corporation dated
                         March 21, 1995 in connection with the Certificate of
                         Determination of Series A Convertible Preferred
                         Stock(1)
3(i)(f)                  Articles of Amendment of Visual Data Corporation dated
                         October 31, 1995 in connection with the Certificate of
                         Determination of Series B Convertible Preferred
                         Stock(1)
3(i)(g)                  Articles of Amendment of Visual Data Corporation dated
                         May 23, 1996(1)
3(ii)(a)                 Articles of Incorporation of HotelView Corporation
                         dated September 15, 1993(1)
3(ii)(b)                 Articles of Amendment dated September 30, 1993(1)
3(ii)(c)                 Articles of Amendment dated___________________ ,1997(3)
3(iii)                   Bylaws of Visual Data Corporation(1)
3(iv)                    Bylaws of HotelView Corporation(1)
4(a)                     Form of Underwriters' Warrant(2)

4(b)                     Warrant Agreement (3)
4(c)                     Specimen Common Stock certificate(3)
4(d)                     Specimen Common Stock Purchase Warrant(3)
5                        Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(2)
10(a)                    Agreement between the HotelView Corporation and Pegasus
                         Systems, Inc. dated January 14, 1997.(2)
10(b)                    Lease between HotelView Corporation and Life Insurance
                         Company of Georgia(1)
10(c)                    Amended and Restated Employment Agreement, dated
                         October 21, 1996 between the Company and Randy S.
                         Selman, as amended on April 30, 1997(2)
10(d)                    Amended and Restated Employment Agreement, dated
                         October 21, 1996 between the Company and Alan
                         Saperstein, as amended on April 30, 1997(2)
10(e)                    Form of Stock Option Plan(1)
10(f)                    Form of Travel Agency Agreement(1)
10(g)                    Form of Hotel Services Agreement(1)
10(h)                    Form of Hotel Services Agreement - Addendum I(1)
10(i)                    Form of Hotel Services Agreement - Addendum II(1)
10(j)                    Form of Attraction/Service Agreement(1)
10(k)                    Form of HotelView Public Relations Agreement(1)
10(l)                    Form of HotelView Video Licensing Agreement(1)
10(m)                    Consulting Agreement between the Company and Stratus
                         Management Group, Inc.(1)
10(n)                    Equipment Lease Agreement with Crocker Capital(2)
10(o)                    Lease Agreement with Coastal Leasing, Inc. (6014)(2)
10(p)                    Lease Agreement with Coastal Leasing, Inc.(6006)(2)
10(q)                    Lease Agreement with Coastal Leasing, Inc.(6454)(2)
10(r)                    Form of Financial Consulting Agreement(2)
21                       Subsidiaries of the Company (1)
23.1                     Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                         (included in Exhibit 5)
23.2                     Consent of Goldstein Lewin & Co. Certified Public
                         Accountants (2)
27                       Financial Data Schedule (2)

-------------

(1)      Previously filed
(2)      Filed herewith
(3)      To be filed by amendment.


ITEM 28.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes that:

         (a) it will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                (iii) include any additional or changed material information on the plan of distribution;

                (iv) for determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                (v) it will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                (vi) it will provide to the Representatives at the Closing of this Offering certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

                (i) For determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.


         (c) The undersigned registrant hereby further undertakes that in the event that underwriter(s) in this Offering enters into transactions with any of the selling security holders or waive the lock-up periods applicable to such selling security holders' securities under the following circumstances: involving from 5% to 10% of the registered selling security holders securities, to file "sticker" supplements pursuant to Rule 424(c); and involving over 10% of the registered selling security holders securities, to file a post-effective amendment to the Registration Statement.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing the Registration Statement on Form SB-2 and authorizes this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on this 8th day of May, 1997.


                                               VISUAL DATA CORPORATION

                                             By:/s/ RANDY S. SELMAN
                                                -------------------
                                                Randy S. Selman, President
                                                and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

         SIGNATURES                 TITLE                            DATE


/s/ RANDY S. SELMAN           President and Chief                 May 8, 1997
--------------------          Executive Officer and
Randy S. Selman               Director (Principal
                              Executive Officer)

/s/ ALAN SAPERSTEIN           Vice President,                     May 8, 1997
--------------------          and Director
Alan Saperstein

                               INDEX TO EXHIBITS

EXHIBIT            DESCRIPTION                              SEQUENTIALLY
NUMBER                                                        NUMBERED
                                                                PAGE


1(a)           Form of Underwriting Agreement

4(a)           Form of Underwriters' Warrant

5              Opinion of Atlas, Pearlman, Trop & Borkson, P.A.

10(a) Agreement between HotelView Corporation and Pegasus Systems, Inc dated January 14, 1997

10(c) Amended and Restated Employment Agreement, dated October 21, 1996 between the Company and Randy S. Selman, as amended on April 30, 1997

10(d) Amended and Restated Employment Agreement, dated October 21, 1996 between the Company and Alan Saperstein, as amended on April 30, 1997

10(n)          Equipment Lease Agreement with Crocker Capital

10(o)          Lease Agreement with Coastal Leasing Inc.(6014)

10(p)          Lease Agreement with Coastal Leasing Inc.(6006)

10(q)          Lease Agreement with Coastal Leasing Inc.(6454)

10(r)          Form of Financial Consulting Agreement

23.2           Consent of Goldstein Lewin & Co. Certified Public Accountants

27             Financial Data Schedule

                                [ALTERNATE PAGE]


ALTERNATE PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT, A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE, WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

SUBJECT TO COMPLETION, DATED MAY ____, 1997

                            VISUAL DATA CORPORATION

                        1,207,680 Shares of Common Stock


         This Prospectus relates to the sale of 1,207,680 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Visual Data Corporation (the "Company"), a Florida corporation, held by shareholders who have aquired such shares of Common Stock in various private placements, or as consideration for services rendered to the Company or will acquire such shares upon the exercise of options or warrants (collectively, the "Selling Security Holders"). The Company will not receive any of the proceeds on the sale of the securities by the Selling Security Holders. Of the 1,207,680 shares of Common Stock offered hereby, 235,000 shares may be sold without regard to any lock-up period, 181,152 are subject to a 12 month lock-up period from the date hereof, 120,768 shares are subject to an 18 month lock-up period from the date hereof, and the remaining 670,760 shares are subject to a 24 month lock-up period from the date hereof, subject to earlier release at the sole discretion of Noble International Investments, Inc., which is acting as the Representative (the "Representative") of several underwriters (the "Underwriters") in connection with an initial public offering of the Company's securities. These lock-up periods may be subject to earlier release of the sole discretion of the Representative. The Representative does not have a general policy with respect to the release of shares prior to the expiration of a lock-up period. The certificates evidencing such securities will include a legend with such restrictions. See "Selling Security Holders" and "Plan of Distribution."

         The Company has applied for quotation of its Common Stock and Redeemable Common Stock Purchase Warrants (the "Warrants") on the Nasdaq Small Cap Market. There can be no

                                [ALTERNATE PAGE]


assurance, that such securities will be accepted for quotation or, if accepted, that an active trading market will develop.

         The securities offered by this Prospectus may be sold from time to time by the Selling Security Holders, or by their transferees. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary brokers transactions, privately negotiated transactions or through sale to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees and commissions may be paid by the Selling Security Holders in connection with the sale of such securities.

         The Selling Security Holders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securites Act"), with respect to the securities offered and any profits realized or commission received may be deemed underwriting compensation.

         All costs incurred in the registration of the re-sale of the securities of the Selling Security Holdings are being borne by the Company, other than fees and expenses of counsel to the Selling Security Holders and selling commissions.

         On the date hereof, the Company commenced an initial public offering of 1,000,000 shares of Common Stock and 1,000,000 Warrants (the "Company Offering") which was underwritten on a firm commitment basis by the Underwriters.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS ______, 1997.

                                [ALTERNATE PAGE]

                                  THE OFFERING


Securities Offered  ...................    1,207,680 shares

Common Stock Outstanding
  Prior to Company Offering  ..........    1,889,849 shares

Common Stock Outstanding
  After the Company Offering ..........    2,889,849 shares

Use of Proceeds  ......................    The Company will not receive any
                                           proceeds from the sale of the shares
                                           of Common Stock by the Selling
                                           Security Holders.

Risk Factors  .........................    The securities are subject to
                                           substantial dilution.

Proposed Nasdaq Small Cap Market Symbol
  Common Stock  .......................    VDAT
  Warrants  ...........................    VDATW


                                COMPANY OFFERING

         On the date of this Prospectus, a registration statement under the Securities Act with respect to the Company Offering of 1,000,000 shares of Common Stock and 1,000,000 Warrants was declared effective by the Securities and Exchange Commission ("Commission"), and the Company commenced the sale of the shares of Common Stock and Warrants offered thereby. Sales of securities under this Prospectus by the Company and the Selling Security Holders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.


                            SELLING SECURITY HOLDERS


         The registration statement of which this Prospectus is a part covers the registration of the re-sale of an additional 1,207,680 shares of Common Stock owned beneficially and of record by the Selling Security Holders. The Company will not receive any proceeds on the sale of the securities by the Selling Security Holders. Of the 1,207,680 shares of Common Stock offered hereby, 235,000 shares may be sold without regard to any lock-up period, 181,152 shares are subject to a 12 month lock-up period from the date hereof, 120,768 shares are subject to an 18 month lock-up period from the date hereof and the remaining 670,760 shares are subject to a 24 month lock-up period from the date hereof, subject to earlier release at the sole discretion of the Representative. These lock-up periods may be subject to earlier release at the sole discretion of

                                [ALTERNATE PAGE]



the Representative. The Representative does not have a general policy with respect to the release of shares prior to the expiration of a lock-up period. The certificates evidencing such securities include a legend with such restrictions.

         The following table sets forth the holders of the shares of Common Stock which are being offered by the Selling Security Holders, the number of shares owned before the offering, the number of shares being offered and the number of shares and the percentage of the class to be owned after the offering is complete.



                            NUMBER OF SHARES OF      NUMBER OF SHARES OF        NUMBER OF SHARES OF      PERCENTAGE
                             COMMON STOCK OWNED          COMMON STOCK            COMMON STOCK OWNED      OWNED AFTER
SELLING SECURITY HOLDER      PRIOR TO OFFERING            TO BE SOLD            AFTER OFFERING(1)         OFFERING
-----------------------     -------------------     --------------------        -------------------      -----------

Lisa Aboud                          856                       465                      391                   *
Aeron Marine
    Shipping Company             31,251                     8,929                   22,322                   *
Afton Corporation                62,500                    62,500                      -0-                  -0-
Atlas, Pearlman, Trop
    & Borkson, P.A                3,348                     1,674                    1,674                   *
Martin Amhrein                   18,750                     9,375                    9,375                   *
Raynor Baldwin                    5,385                     2,009                    3,376                   *
Neil Berman                       5,803                     2,232                    3,571                   *
Herman Blank                     20,447                    11,518                    8,929                   *
Shirley Blank                    25,000                     4,464                   20,536                   *
Darell Boyd                       5,803                     2,232                    3,571                   *
Abraham & Cheryl
    Chamely                       1,711                       930                      781                   *
Greg Catinella                    2,232                     2,232                      -0-                  -0-
Peter Conzatti                   18,750                     9,375                    9,375                   *
Rona Coty                        17,857                     6,250                   11,607                   *
DBC Corporation                  35,714                     8,929                   26,785                   *
Frances DaSilva                   1,711                       930                      781                   *
Harvey Delott                    15,625                    15,625                      -0-                  -0-
Fleet Trust Company, N.A
    Trustee, U/A Frederick
    A. Deluca 102 Qualified
    Annuity Trust               157,683                    22,321                  135,362                4.68%
Alex Dohner                       2,343                     1,172                    1,171                   *
Carl Domino                      16,071                     4,464                   11,607                   *
Meir Eliakim                     31,250                    31,250                      -0-                  -0-
FPI, Inc.                       121,451                   105,826                   15,625                   *
Cheri Ferguson                    6,250                     1,786                    4,464                   *
Hans Frank                        4,687                     2,344                    2,343                   *
David Glassman                    6,250                     1,786                    4,464                   *

------------------
*  Less Than 1%

                                [ALTERNATE PAGE]



                             NUMBER OF SHARES OF     NUMBER OF SHARES OF       NUMBER OF SHARES OF      PERCENTAGE
                             COMMON STOCK OWNED         COMMON STOCK           COMMON STOCK OWNED       OWNED AFTER
SELLING SECURITY HOLDER       PRIOR TO OFFERING          TO BE SOLD              AFTER OFFERING(1)       OFFERING
-----------------------      -------------------     -------------------       -------------------      -----------

Harvey and Carolyn
  Glicker                           5,803                  4,018                      1,785                  *
Jerome R. Grigoli                   9,375                  9,375                        -0-                 -0-
HST Partners                       53,125                 53,125                        -0-                 -0-
Dominic Hadeed                     12,500                 12,500                        -0-                 -0-
Joseph & Rosemary
  Hadeed                            4,837                  4,056                        781                  *
Monica Hadeed                         856                    465                        391                  *
Robert Hadeed                         856                    465                        391                  *
Stephen & Elizabeth
  Hadeed, JTBE                      1,711                    930                        781                  *
Patricia A. Herman                  3,125                  3,125                        -0-                 -0-
Lisa Holmes                        15,625                  7,813                      7,812                  *
Intervest, Inc.                     6,250                  6,250                        -0-                 -0-
Eric Jacobs(2)                      4,390                  3,609                        781                  *
Richard Jacobs                      3,423                  1,860                      1,563                  *
Neil H. Jones                      15,625                 15,625                        -0-                 -0-
Susan G. Joyalle &
Andre Weinlich, JTROS               1,562                    446                      1,116                  *
Marjorie Kalikow Trust
f/b/o Nathan Kalikow               15,625                  4,465                     11,160                  *
Kensington Capital Corp.            7,812                  7,812                        -0-                 -0-
Olaf Koester                        9,375                  4,687                      4,688                  *
Marian Korff                        9,375                  4,687                      4,688                  *
Stefani J. Lennon                  15,625                 15,625                        -0-                 -0-
Christian Lepple                    3,125                  1,563                      1,562                  *
William Low                         7,813                  7,813                        -0-                 -0-
Colin Magg                          4,688                  2,344                      2,344                  *
James Massetti                      3,376                    893                      2,483                  *
Metro Consulting, Inc.             14,062                 14,062                        -0-                 -0-
Victor Moftakhar                    4,688                  2,344                      2,344                  *
Arthur Nasso                       37,811                  1,116                     36,695               1.27%
Robert E. Newman                   15,625                 15,625                        -0-                 -0-
Frederick J. Oswald                 7,812                  7,812                        -0-                 -0-
Sid Paterson                       16,071                  4,465                     11,606                  *
Potenza Investments, Inc.          15,625                 15,625                        -0-                 -0-
Providence Holding Co.              6,250                  6,250                        -0-                 -0-

------------------
*   Less Than 1%

                                [ALTERNATE PAGE]


                             NUMBER OF SHARES OF      NUMBER OF SHARES OF      NUMBER OF SHARES OF       PERCENTAGE
                              COMMON STOCK OWNED         COMMON STOCK          COMMON STOCK OWNED       OWNED AFTER
SELLING SECURITY HOLDER        PRIOR TO OFFERING          TO BE SOLD            AFTER OFFERING(1)        OFFERING
-----------------------      -------------------      -------------------      -------------------      -----------

Khalid Ramadan                        856                    465                    391                      *
Roger Rankin                       66,965                 25,893                 41,072                   1.42%
Cornelie Raiser                     2,344                  1,172                  1,172                      *
David Ratcliff                        678                    558                    120                      *
Burt Rhodes                         8,929                  8,929                    -0-                     -0-
Gary Rhodes                         3,571                  3,571                    -0-                     -0-
Robert Rogoff                      10,268                  5,581                  4,687                      *
Hart Rotenberg                     18,125                 18,125                    -0-                     -0-
Joseph Rotenberg                   19,375                 19,375                    -0-                     -0-
Alan Saperstein(3)                338,513                 75,893                262,620                   9.09%
Allan L. Schrager                   7,812                  7,812                    -0-                     -0-
Tony Schweiger                     15,625                  4,464                 11,161                      *
Randy S. Selman(4)                318,639                 75,893                242,746                   8.40%
Socrates Skiadas                   15,625                 15,625                    -0-                     -0-
Sterling Factors, Inc.             46,875                 46,875                    -0-                     -0-
Orrin & Jeffrie Stern, JTBE        13,393                  1,786                 11,607                      *
Statistical Analytics Corp         51,562                 51,562                    -0-                     -0-
Stratus Management
  Group, Inc.                       8,906                  8,906                    -0-                     -0-
William Talmadge                    2,716                  1,004                  1,712                      *
Town and Country Ltd.              64,063                 64,063                    -0-                     -0-
Univest Management EPSP            25,246                  4,465                 20,781                      *
John Varacchi                       7,813                  7,813                    -0-                     -0-
Voltava IV Inc.                     7,812                  7,812                    -0-                     -0-
David Wajnberg                      3,125                  3,125                    -0-                     -0-
Elizabeth Wajnberg                  3,571                  3,571                    -0-                     -0-
Phil Waldbaum                       6,250                  1,786                  4,464                      *
Bernd Wolpert                       9,375                  4,687                  4,688                      *
Yosef Yud                          46,875                 46,875                    -0-                     -0-
Ruth Zelinka                       16,072                  4,464                 11,608                      *
Robert Zelinka                     38,549                 17,143                 21,406                      *
Boyd & Chang LLP                   15,625                 15,625                    -0-                     -0-
International Business
Consultancy(5)                     10,938                 10,938                    -0-                     -0-
Joseph Shapiro                      9,375                  9,375                    -0-                     -0-
Robert Abrams                       3,125                  3,125                    -0-                     -0-
Enrique Darer                       1,562                  1,562                    -0-                     -0-
Elliot Ostro                        6,250                  6,250                    -0-                     -0-
Arthur Scheinholz                   1,562                  1,562                    -0-                     -0-
Brian Sly Separate
Property Trust                     12,500                 12,500                    -0-                     -0-
Lawrence Goldman                    6,250                  6,250                    -0-                     -0-
J&C Resources                       6,250                  6,250                    -0-                     -0-
Robert Brvenik                      6.250                  6,250                    -0-                     -0-
Charles Xue                         6,250                  6,250                    -0-                     -0-
Ari Friedman                        3,125                  3,125                    -0-                     -0-


                                      A-6


                                [ALTERNATE PAGE]

Delaware Charter &
Guaranty as Trustee for
Robert  Zelinka IRA                62,499                 17,857                 44,642                   1.54%
                                ---------             ----------             ----------
                                2,283,638              1,207,680              1,075,958

------------------
*   Less than 1%




(1) Gives no effect to the possible exercise of the Underwriters' Over-Allotment Option in the Company Offering, or the exercise of the Underwriter's Warrants or outstanding options and warrants to acquire an additional 456,143 shares of Common Stock. See "Description of Securities" and "Underwriting."

(2)  Mr. Jacobs is a director of the Company. See "Management."

(3) Mr. Saperstein is an executive officer and director of the Company. Includes presently exercisable options and warrants to acquire an aggregate of 138,570 shares of Common Stock and assumes the sale of 75,000 shares of Common Stock by Mr. Saperstein to the Underwriters to cover the exercise of the Common Stock Over- Allotment Option. See "Management", "Company Offering" and "Underwriting."

(4) Mr. Selman is an executive officer and director of the Company. Includes presently exercisable options and warrants to acquire an aggregate of 140,021 shares of Common Stock and assumes the sale of 75,000 shares of Common Stock by Mr. Selman to the Underwriters to cover the exercise of the Common Stock Over- Allotment Option. See "Management", "Company Offering" and "Underwriting."

(5) Mr. Service, a director of the Company, is the sole owner of International Business Consultancy. See "Management."


                              PLAN OF DISTRIBUTION


     The sale of Common Stock by the Selling Security Holders offered hereby may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders). Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters (including the Representative), dealers or agents. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The securities offered by the Selling Security Holders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions which the broker solicit purchases, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. The Selling Security Holders and

                                [ALTERNATE PAGE]

intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a Selling Security Holder, to the extent required, a Prospectus will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of Common Stock purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Sales of securities by the Company and the Selling Security Holders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

                                [ALTERNATE PAGE]

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                       PAGE
                                                       ----

Available Information..........................
Prospectus Summary.............................
Risk Factors...................................
Use of Proceeds................................
Dilution.......................................
Dividend Policy................................
Capitalization.................................
Selected Financial Data........................
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations...................................
Business.......................................
Management.....................................
Certain Transactions...........................
Principal Shareholders.........................
Description of Securities......................
Shares Eligible For Future Sale................
Selling Security Holders.......................
Underwriting...................................
Legal Matters..................................
Experts........................................
Index to Financial
  Statements...................................


Until _________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obliga tions of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              ___________________





                            VISUAL DATA CORPORATION

                               1,207,680 shares of
                                  Common Stock

                             _______________________



                                   PROSPECTUS

                             _______________________


                                 ______________

                                        , 1997